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                                                                    Exhibit 4(a)
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STATE OF ALABAMA

JEFFERSON COUNTY



                             SOUTHTRUST 401(k) PLAN

                              (Amended & Restated)


         SOUTHTRUST CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama (hereinafter called the "Employer"), hereby adopts and publishes on this the 29th day of December, 2000 this Amended and Restated 401(k) Plan for the exclusive benefit of such of its Employees who may become Participants and their Beneficiaries as set forth in this document, pursuant to
Section 401(a) of the Internal Revenue Code, as follows:

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Employer maintains the SouthTrust Corporation Employees' Profit Sharing Plan and Trust, originally effective August 8, 1966; and

         WHEREAS, said Plan and Trust are currently in the form of a single document; and

         WHEREAS, it is advisable that said Plan and Trust be divided into the SouthTrust 401(k) Plan and the SouthTrust 401(k) Trust Agreement, which will be two separate documents; and

         WHEREAS, the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 have required substantial changes in the terms and provisions of the Employer's Profit Sharing Plan; and

         WHEREAS, said Plan provides that the Employer reserves the right at any time to amend in whole or in part any and all provisions of said Plan; and

         WHEREAS, the Board of Directors of the Employer specifically approved and adopted, by resolution, the SouthTrust 401(k) Plan, as hereinafter restated, which, together with the SouthTrust 401(k) Trust Agreement, amends and restates the SouthTrust Corporation Employees' Profit Sharing Plan and Trust Agreement in its entirety; and

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants herein contained, Employer amends said Plan as of the dates hereof and causes the terms and provisions of the original Plan and amendments thereto to be modified and amended as set forth herein:


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                                    ARTICLE I

                                     PURPOSE

The purpose of the Plan is to provide a regular method whereby Employer will make contributions to a Trust Fund, to be received, held and disbursed pursuant to the terms of a Trust Agreement dated the 1st day of January, 2000 (hereinafter for brevity referred to as the "Trust Agreement") and to provide financial security for its employees upon their retirement or disability and for their beneficiaries in the event of death. It is intended that this Plan qualify as a profit sharing plan for purposes of Section 401(a) of the Code. It is also intended that the Plan provide a method for employees to contribute a portion of their compensation pursuant to a written salary reduction agreement and that the Plan qualify as a cash or deferred Plan pursuant to Section 401(k) of the Code. The Trust Fund will be devoted to the exclusive benefit of the participating employees and their beneficiaries, and in no event will any part of the corpus or trust income revert to Employer or be used for or devoted to any other purpose.


                                   ARTICLE II

                             NAME AND EFFECTIVE DATE

2.1      Name of Plan. The name of this Plan shall be the SouthTrust 401(k)
Plan.

2.2      Effective Date. The Effective Date of this Plan is August 8, 1966.

2.3 Restatement Effective Dates. Unless otherwise specified herein, the Plan is amended and restated effective January 1, 2000, except the following effective dates shall apply to the provisions specified below:

         (a) OCTOBER 1, 2000:

                  (i) Sections 11.3 through 11.10, which permit rollovers or transfers from other plans to this Plan and procedures related thereto.

                  (ii) Article XII, which provides for loans to Participants.

                  (iii) Section 13.1(b), which offers Employer Stock as an investment option.

         (b) DECEMBER 12, 1994: Subparagraph 3.32(j), which specifies the requirements of USERRA providing make-up benefits for veterans.

         (c) LIMITATION YEARS BEGINNING AFTER DECEMBER 31, 1994: Subparagraph 7.4(a), providing that the $30,000 annual addition limit shall be adjusted by cost-of-living increases, and shall no longer be adjusted by reference to 1/4 of the defined benefit dollar limitation.

         (d) PLAN YEARS BEGINNING AFTER DECEMBER 31, 1996:


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                  (i) Repeal of family aggregation.

                  (ii) Section 3.31 - Definition of Highly Compensated Employee.

                  (iii) Section 3.38 - Definition of Leased Employee.

                  (iv) Subparagraph 8.8(b) - Plan distribution waiting period waiver.

                  (v) Sections 6.5 and 6.6 - Excess contributions must be returned first to Highly Compensated Employee with largest contribution to satisfy ADP and ACP tests.

         (e) YEARS BEGINNING AFTER DECEMBER 31, 1996: Section 8.12 - Required distribution provisions.

         (f) PLAN YEARS BEGINNING AFTER AUGUST 5, 1997: Section 8.8 - Increase of maximum involuntary cash-out.

         (g) LIMITATION YEARS BEGINNING AFTER DECEMBER 31, 1997: Subparagraph 7.4(d) - Elective deferrals are compensation for purposes of limits on Plan benefits and contributions.

         (h) LIMITATION YEARS BEGINNING AFTER DECEMBER 31, 1999: Combined defined contribution/defined benefit limit repealed.

2.4 Contributing Date. The contributing date shall be as of the Anniversary Date of the Plan.


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                                   ARTICLE III

                                   DEFINITIONS

When used herein, the following words and phrases shall have the following meanings, unless the context clearly indicates otherwise.

3.1 "Accrued Benefit" shall mean the sum, as of the last Valuation Date, of balances of all accounts maintained for a Participant.

3.2 "Actual Contribution Percentage" shall mean the average of ratios (expressed as a percentage to the nearest one-hundredth of one percent) for a specified group of Participants for a Plan Year, calculated separately for each Participant in such group as follows:

         (a) The numerator of such ratio is the sum of Employer Matching Contributions.

         (b) The denominator of such ratio is "Section 415 Compensation" (as defined in Section 7.4(d) hereinbelow) of each Participant in the group for such Plan Year, regardless of whether or not the Employee was a Participant for the entire Plan Year.

         (c) At the Employer's election, the numerator may include Elective Deferrals, provided the Actual Deferral Percentage test is met before the Elective Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of such Elective Deferrals that are used in the Actual Contribution Percentage test.

         (d) The numerator shall not include Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

         (e) The ratio shall be zero for a Participant for whom no Employer Matching Contributions or Elective Deferrals are made.

3.3 "Actual Deferral Percentage" shall mean the average of ratios (expressed as a percentage to the nearest one-hundredth of one percent) for a specified group of Participants for a Plan Year, calculated separately for each Participant in the group as follows:

         (a) The numerator of such ratio is the sum of the following Employer contributions actually paid over to the Trust on behalf of each Participant in the group for the Plan Year: Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees, excluding Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of the Employer, and excluding Elective Deferrals that are taken into account in the Actual Contribution Percentage).

         (b) The denominator of such ratio is "Section 415 Compensation" (as defined in Section 7.4(d) hereinbelow) of each Participant in the group for such Plan Year, regardless of whether or not the Employee was a Participant for the entire Plan Year.

         (c) The ratio shall be zero for an Employee who would be a Participant but for the failure to make Elective Deferrals.


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3.4      "Administrative Committee" shall mean the Administrative Committee provided for in Article IV hereof.

3.5 "Affiliated Service Group" shall have the same meaning as that term is defined in Section 414(m) of the Code.

3.6      "Age" shall mean attained age.

3.7      "Anniversary Date" shall mean the last day of the Plan Year.

3.8 "Annual Addition Suspense Account" shall mean the account maintained in the Plan to record reductions in the annual addition as required by Section 7.4 hereof.

3.9      "Beneficiary" shall mean, subject to the distribution provisions of
Article VIII, the person or persons selected in writing by the Participant to receive the benefits under the Plan in the event of the Participant's death. Wherever the rights of a Participant are stated or limited herein, his Beneficiary shall be deemed bound thereby. If any Participant shall fail to designate a Beneficiary, or if there is no designated Beneficiary surviving at the Participant's death, the Administrator shall be empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following, in the order named: (1) spouse, (2) the beneficiary designated under the SouthTrust ESOP, (3) children, in equal shares, (4) parents, in equal shares or survivor, (5) brothers and sisters, per stirpes, and (6) estate of the Participant. In the event any of the above shall be under the age of majority, then the proceeds shall be paid in accordance with the provisions of Section 8.15.

3.10     "Board" shall mean the Board of Directors of the Employer.

3.11 "Break In Service" shall mean a Plan Year during which a Participant has not completed more than five hundred (500) Hours of Service with the Employer.

3.12     "Code" shall mean the Internal Revenue Code of 1986, as amended.

3.13     "Compensation" shall mean:

         (a) For purposes of Elective Deferrals and Employer Matching Contributions, Compensation shall mean the earnings paid during any Plan Year to a Participant by the Employer for services rendered as an Employee, including overtime, but excluding bonuses, payments pursuant to any participant incentive or bonus plan, payments under the SouthTrust Corporation Senior Officers Incentive Plan, any other Individual Incentive Plan, deferrals and payments under the SouthTrust Corporation Deferred Compensation Plan, reimbursements for expenses, contributions (except Elective Deferrals as provided in this subparagraph) made by Employer to this and any other retirement plans, distributions from such plans (other than payments made to a Participant pursuant to the SouthTrust Corporation Income Continuation Plan for the first 24 weeks such payments are received and severance pay paid to a Participant, any and all other special payments, and, except as otherwise expressly provided herein, commissions; provided, however, that in the case of an Employee compensated in whole or in part on a commissioned basis, the amount of commissions taken into account in determining such Employee's Compensation shall not exceed the amount of such Participant's draw for the Plan Year. Compensation shall include Elective Deferrals made pursuant to a salary reduction agreement which are not includible in the gross income of the Employer under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

         (b) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, Compensation of each Employee taken into account under the Plan shall


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not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit under
Section 401(a)(17) of the Code will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         (c) If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for the prior determination period is subject to the annual compensation limit in effect under Section 401(a)(17) for that prior determination period.

         (d) In the case of an Employee who becomes eligible to participate in the Plan on July 1 of a Plan Year, Compensation with respect to such Year shall be determined from the date of participation.

3.14 "Controlled Group" shall mean any group of corporations which, together with the Employer, are members of a Controlled Group within the meaning of
Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) or
(e)(3)(c) or would be a part of such a group if Section 1563(a) applied to partnerships or proprietorships.

3.15 "Disability" shall mean that, because of injury or sickness: (1) a Participant cannot perform each of the material duties of his regular occupation; or (2) the Participant, while unable to perform all of the material duties of his regular occupation on a full-time basis, is: (A) performing at least one of the material duties of his regular occupation or another occupation on a part-time or full-time basis, and (B) earning currently at least twenty percent (20%) less per month than his indexed pre-disability earnings due to that same injury or sickness. The determination of Disability will be made by an independent third party with experience in the area of disability insurance coverage.

3.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

3.17 "Early Retirement Age" shall mean the last day of the month in which the Participant attains age fifty- five (55), provided such Participant has completed ten (10) Years of Vesting Service with the Employer.

3.18 "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA as described in
Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any Employer contributions made on behalf of a participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

3.19 "Elective Deferral Account" shall mean the account maintained for a Participant to record his Elective Deferrals with adjustments relating thereto.

3.20 "Employee" shall mean any person employed by Employer maintaining the Plan or any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code. For purposes of determining whether or not the Plan meets the requirements of Section 10.2 hereof, the term Employee shall also include the Beneficiary of an Employee. The term Employee shall also include leased employees within the meaning of Section 414(n) or 414(o) of the Code.


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3.21     "Employee Contributions" shall mean the non-deductible contributions made by a Participant for a Plan Year ending prior to January 1, 1984. An Employee Contribution Account shall be maintained for a Participant to record his contributions together with adjustments relating thereto. No Employee Contributions shall be permitted for Plan Years after December 31, 1983.

3.22 "Employer" shall mean SouthTrust Corporation, a corporation having its principal office at Birmingham, Alabama, or any successor thereto by merger, purchase, or otherwise, and any Participating Employer which adopts the Plan. However, for purposes of fiduciary responsibilities, "Employer" shall mean SouthTrust Corporation.

3.23 "Employer Matching Contribution" shall mean a contribution made by the Employer on behalf of a Participant on account of an Elective Deferral made pursuant to Section 6.2(a).

3.24 "Employer Matching Contribution Account" shall mean the account maintained for a Participant to record Employer Matching Contributions (and adjustments thereto) made on his behalf.

3.25     "Employer Stock" shall mean common capital stock of the Employer.

3.26 "Employer Stock Account" shall mean the account established for a Participant to record his shares of common capital stock of the Employer purchased under ARTICLE XIII.

3.27 "Employment Commencement Date" shall mean the date on which an Employee first performed an Hour of Service for the Employer. In the case of a re-hired Employee, "Employment Commencement Date" shall mean the date on which the Employee first performed an Hour of Service after being re-hired.

3.28 "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of (a) the aggregate amount of contributions taken into account in computing the contribution percentage of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the Actual Contribution Percentage test pursuant to Section 6.6.

3.29 "Excess Contributions" shall mean, with respect to any Plan Year, the excess of (a) the aggregate amount of contributions actually taken into account in computing the deferral percentage of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the Actual Deferral Percentage test pursuant to Section 6.5.

3.30 "Five-Percent Owner" shall mean any person who is defined as a Five-Percent Owner in Section 416(i)(1)(B) of the Code and the Regulations promulgated thereunder, which are hereby incorporated by reference as if fully set out herein.

3.31     "Highly Compensated Employee" shall mean an Employee who:

         (a) was a Five-Percent Owner during the Plan Year or the preceding Plan Year, or

         (b) for the preceding Plan Year, had compensation from the Employer greater than $80,000 (adjusted at the same time and in the same manner as under Section 415(d) of the Code), and (if the Employer elects for a Plan year) was in the top-paid group of Employees. For Plan Years beginning after December 31, 1997, the term "compensation" means compensation within the meaning of section 415(c)(3) of the Code. For purposes of this subparagraph, top-paid group includes the top 20% of Employees based on compensation.

         (c) In determining who is a Highly Compensated Employee, the Employer does not make a top- paid group election. The effect of making this election is that an Employee (who is not a Five-Percent Owner


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at any time during the determination year or look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly-Compensated Employee only if the Employee was in the top-paid group for the look-back year.

         (d) In determining who is a Highly Compensated Employee (other than a Five-Percent Owner), the Employer does not make a calendar year data election. The effect of making this election is that the look- back year is the calendar year beginning with or within the look-back year.

         (e) For purposes of this Section, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year.

         (f) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

3.32     "Hour of Service" shall mean:

         (a) Except as provided in subparagraphs (d) and (e) below, each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

         (b) Except as provided in subparagraphs (d) and (e) below, each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employees for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         (d) The provisions of Sections 2530.200(b)-2(b) and 2530.200(b)-2(c) of the regulations of the Labor Department (relating to determining Hours of Service for reasons other than the performance of duties and crediting of Hours of Service to computation periods) are hereby incorporated by reference as if fully set out herein.

         (e) In the case of Hours of Service to be credited to an Employee in connection with a period of no more than 31 days which extends beyond one computation period, all such Hours of Service may be credited to the first computation period or the second computation period, provided such crediting of Hours of Service is done consistently with respect to all Employees within the same job classifications, reasonably defined.

         (f) An Employee who is not paid on an hourly basis and whose hours are not counted and recorded shall be credited with ninety-five (95) Hours of Service for each semi-monthly payroll period for which the Employee would be required to be credited with at least one (1) Hour of Service under Section 2530.200(b)-2 of the regulations of the Labor Department.


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         (g) For Plan Years beginning after December 31, 1984, solely for purposes of determining whether a Break In Service (as defined in Section 3.11) has occurred in a computation period, for participation and vesting purposes, a Participant who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Participant but for such absence, or in any case in which such hours cannot be determined, ninety-five (95) Hours of Service for each semi- monthly payroll period for which the Employee would be required to be credited with at least one (1) Hour of Service under Section 2530.200(b)-2 of the regulations of the Labor Department. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the Participant, (2) by reason of a birth of a child of the Participant, (3) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Section shall be credited: (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break In Service in that period, or (2) in all other cases, in the following computation period. No credit will be given under this Section, however, unless the Participant furnishes to the Plan Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons qualifying for the maternity/paternity provisions set forth above, and the number of days for which there was such an absence.

         (h) Hours of service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the employer pursuant to Section 414(o) and the regulations thereunder.

         (i) Hours of service will also be credited for any individual considered an employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

         (j) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code.

3.33 "Inactive Participant" shall mean a Participant who has separated from service with the Employer.

3.34 "Independent Contractor" shall mean an individual who performs services for the Employer but is not an Employee.

3.35 "Intern" shall mean an Employee who is a Student whose employment is in connection with an approved course of study.

3.36 "Investment Fund" shall mean a separate group of assets managed by the Trustee which has a defined investment strategy and investment philosophy.

3.37 "Key-Employee" shall mean any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100% of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has an annual Compensation of more than $150,000. Annual Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code. The determination


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period is the Plan Year containing the determination date and the 4 preceding
Plan Years. The term "non-key employee" means any Employee who is not a Key-Employee and shall also include Employees who are former Key-Employees.

3.38     "Leased Employee" shall mean:

         (a) any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         (b) A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

3.39     "Limitation Year" shall mean the Plan Year.

3.40 "Named Fiduciary" shall be the Administrative Committee or such other party, individual or otherwise, appointed by the Board.

3.41 "Nonhighly Compensated Participants" shall mean a participant who is not a Highly Compensated Employee.

3.42 "Normal Retirement Age" shall mean the last day of the month in which the Participant attains age sixty-five (65), provided the Participant has completed five (5) Years of Vesting Service with the Employer.

3.43 "On-Call Employee" shall mean an Employee who has been hired to periodically work for the Employer at specified times for specified periods. However, the Employee does not perform services on a regular basis and does not work a consistent number of Hours of Service each week for the Employer.

3.44 "Participant" shall mean any Employee who meets (or has met in prior plan years) the participation and eligibility requirements set out in the Plan, provided that such Employee's nonforfeitable benefits have not been fully distributed.

3.45 "Participating Employer" shall mean any corporation, partnership, professional corporation or professional association which has adopted the Plan pursuant to ARTICLE XIV of the Plan.

3.46 "Payment Starting Date" shall mean the first day on which all events have occurred which entitle the Participant to a benefit.

3.47 "Permissive Aggregation Group" shall mean all plans in the Required Aggregation Group and any other Qualified Plans maintained by the Employer or by any member of the Controlled Group or Affiliated Service Group, but only if such group of plans would satisfy, in the aggregate, the requirements of Sections 401(a)(4) and 410 of the Code and contributions or benefits in the other Qualified Plan are comparable to


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contributions or benefits of plans in the Required Aggregation Group. The Plan
Administrator shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

3.48 "Plan" shall mean SouthTrust 401(k) Plan, as set forth by this document and all amendments thereto.

3.49 "Plan Administrator" (hereinafter sometimes for brevity referred to as "Administrator") shall be the Administrative Committee or such other party, individual or otherwise, appointed by the Board.

3.50     "Plan Entry Date" shall mean January 1 and July 1 of a Plan Year.

3.51 "Plan Year" shall mean the period of twelve (12) consecutive months beginning on the first day of January and ending on the last day of December.

3.52 "Profit Sharing Contributions" shall mean the contributions made by the Employer for a Plan Year ending prior to January 1, 2000. A Profit Sharing Contribution Account shall be maintained for a Participant to record his contributions together with adjustments relating thereto. No Profit Sharing Contributions shall be made by the Employer for Plan Years after December 31, 1999.

3.53 "Qualified Plan" shall mean any plan which is qualified under Section 401(a) of the Code.

3.54     "Required Aggregation Group" shall mean:

         (a) Each Qualified Plan of the Employer or any member of the Controlled Group or the Affiliated Service Group in which at least one (1) Key-Employee participates or participated at any time during the determination period (regardless of whether the Plan had terminated); and

         (b) Any other Qualified Plan of the Employer or any member of the Controlled Group or the Affiliated Service Group which enables a Plan described in Subsection (a) hereinabove to meet the requirements of Sections 401(a)(4) or 410 of the Code.

3.55 "Rollover Account" shall mean the account maintained by the Employer to record transfers to the Trust Fund pursuant to ARTICLE XI of the Plan.

3.56 "Seasonal Employee" shall mean an Employee hired by the Employer whose employment (during peak periods such as summer or holidays) is expected to be less than five (5) months per year.

3.57 "SouthTrust ESOP" shall mean the Employee Stock Ownership Plan of the Employer.

3.58 "Student" shall mean an individual who, during each of five (5) calendar months during the Plan Year, is a full-time student at an educational organization which normally maintains a regular faculty and curriculum and normally has a regularly enrolled body of pupils or students in attendance at the place where its educational activities are regularly carried on.

3.59     "Taxable Year" shall mean the Plan Year.

3.60 "Temporary Employee" shall mean an Employee whose total work duration is not expected to continue for six (6) months or more.

3.61 "Top-Heavy Plan" shall mean the Plan for any Plan Year in which it is determined to be top-heavy under Section 10.2 hereof.

3.62 "Trust Agreement" shall mean the SouthTrust 401(k) Trust Agreement executed by the Employer and the Trustee contemporaneously with the execution of this Plan, and as it may subsequently be amended from time to time.

3.63 "Trustee" shall mean the individuals or duly authorized corporate trustee selected by the Board to perform the duties of Trustee as set out in the Trust Agreement.

3.64 "Trust Fund" shall mean all funds and property received by the Trustee, together with all income, profits or other increments thereon.

3.65 "Valuation Date" shall mean the date as of which the Trust Fund is valued, account balances are determined, and adjustments and allocations are made to each account by the Administrator.

3.66 "Vested" shall mean the portion of the Participant's Accrued Benefit which is nonforfeitable; fully Vested shall mean totally nonforfeitable.

3.67     "Vesting Computation Period" shall mean the Plan Year.

3.68 "Withdrawable Account" shall mean the account to hold and maintain the portion of the Participant's Accrued Benefit that is available for in-service withdrawal under Section 8.9 hereinbelow.

3.69 "Year of Service" shall mean each Plan Year during which an Employee has completed not less than one thousand (1,000) Hours of Service with the Employer, with any member of the Controlled Group or Affiliated Service Group or with any predecessor employer described in ARTICLE XIX.

3.70 "Year of Vesting Service" shall mean each Vesting Computation Period during which an Employee has completed not less than one thousand (1,000) Hours of Service with the Employer, or with any member of the Controlled Group or Affiliated Service Group. Service with predecessor employers shall be counted as described in ARTICLE XIX.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

4.1 Administrative Committee. The Administrative Committee shall be the Named Fiduciary and Plan Administrator and shall be organized as follows:

         (a) Appointment and Term of Office. The Administrative Committee shall consist of one or more members who shall be appointed by and serve at the pleasure of the Board. The Board shall have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor shall be appointed by the Board, but the Administrative Committee may act notwithstanding the existence of a vacancy so long as there is at least one member of the Administrative Committee. As promptly as practicable after initial appointment of the Administrative Committee, and after any change in the members of the Administrative Committee, a written certification shall be given to the Trustee by the Board setting forth the name of each member of the Administrative Committee, together with the specimen signatures of each member. For all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certification until the Trustee is otherwise notified in writing.

         (b) Organization of Administrative Committee. Subject to the Delegation of Duties provisions of Section 4.3 below, the Administrative Committee shall act unanimously unless the Administrative Committee consists of five or more members, in which case it shall act by or through a majority of its members. Any decision or determination to be made by the Administrative Committee may be made by vote taken at a duly called meeting of the Administrative Committee or by written consent without a meeting. The Board shall appoint a Chairman and Secretary of the Administrative Committee if it consists of more than one member, but if the Administrative Committee consists of a single member, such member shall act as both Chairman and Secretary. All acts and determination of the Administrative Committee shall be duly recorded by the Secretary thereof, or under his supervision, and all records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of such Secretary. The member or members of the Administrative Committee shall serve as such without compensation but shall be reimbursed for all expenses.

4.2      Powers and Duties of Administrative Committee.

         (a) Administrative Committee as "Plan Administrator" or "Administrator": The Administrative Committee is hereby designated as the "Administrator," as said term is defined at Section 3(16)(A) of ERISA, and shall be responsible for performing the duties imposed upon the "Administrator" by ERISA. Any document required to be executed by the "Administrator" under ERISA shall be executed on the Administrative Committee's behalf by the Chairman or Secretary thereof.

         (b) Administrative Committee as "Named Fiduciary": The Administrative Committee shall have authority to control and manage the operation and administration of the Plan, and the Administrative Committee, and each member thereof, is hereby designated a "Named Fiduciary," as said term is defined at
Section 402(a)(2) of ERISA. The Administrative Committee shall have all powers necessary or appropriate to enable it properly to carry out its duties in connection with the operation and administration of the Plan, including, without limitation thereto, the power to construe the Plan, to determine all questions arising under the Plan, and to make and establish (and thereafter change) rules and regulations and procedures with respect to the operation of the Plan and shall also have all the powers elsewhere herein conferred upon it. The Administrative Committee shall decide all questions relating to the eligibility of Employees to be Participants in the Plan and shall determine the amount and manner and time of payment of any benefits to which any Participant or Beneficiary may be entitled hereunder. All distributions of benefits hereunder shall be made by the Trustee upon, and in accordance with, the written instructions of the Administrative Committee, which instruction shall be signed by two members of the Administrative Committee, one of which must be the Chairman or Secretary.

         (c) Investment Responsibility of Administrative Committee: The Administrative Committee shall have no discretion or authority with respect to the investment or disposition of assets comprising the Fund.

         (d) Limitations on Authority: The Administrative Committee shall neither have nor exercise any authority or control with respect to any right or responsibility reserved to, or imposed, upon the Board, any Participating Employer, or the board of directors thereof, including, without limitation thereto, the right to amend the Plan, the right to terminate the Plan as to any Participating Employer or the right to designate a Corporation as a Participating Employer.

4.3 Delegation of Duties. The Administrative Committee may allocate, or delegate, all or any of its responsibilities hereunder to one or more persons, firms, corporations, or associations, who may or may not be members of the Administrative Committee. Such allocation or delegation shall be effected by a written instrument which shall be signed by two members of the Administrative Committee, one of which must be the Chairman or Secretary, and by the party or parties to whom any responsibility is allocated or delegated and which shall set forth the responsibility or responsibilities so allocated or delegated.

4.4 Employment of Advisors. The Administrative Committee and any party to whom the Administrative Committee has allocated or delegated responsibility pursuant to Section 4.3 may employ one or more persons to render advice with regard to any responsibility which the Administrative Committee, or such party, as the case may be, has under the Plan, and any person so employed shall be paid from the Trust Fund reasonable compensation for services rendered, together with reimbursement for expenses incurred in rendering such services.

4.5 Indemnification; Insurance. The Employer shall indemnify and hold harmless the Administrative Committee, and each member thereof, and any party to whom the Administrative Committee has delegated any responsibility pursuant to
Section 4.3, from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan except for those acts, omissions and conduct resulting from their own willful misconduct or lack of good faith; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party is insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent that the amount of such liability exceeds the amount thereof payable under such insurance contract or contracts.

4.6 Designation of Agent for Service of Process. The Administrative Committee shall designate an agent for service of legal process in suits against the Plan and shall, if such designated agent or his successor shall cease to be designated as agent for service of process for any reason, take such steps as may be necessary to designate a successor.

4.7 Miscellaneous. To enable the Administrative Committee to perform its functions, each Participating Employer shall supply full and timely information of all matters relating to the Compensation for all Active Participants, the length of service, retirement, death or other causes of termination of employment of all Employees and Participants, and such other pertinent facts as the Administrative Committee may require. The Administrative Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in order for the Trustee properly to perform its duties.


                                    ARTICLE V

                           PARTICIPATION OF EMPLOYEES

5.1      Requirements.

         (a) Each Employee who was a Participant on June 30, 2000, shall continue to participate under the terms of the restated Plan.

         (b) Each Employee who was not a Participant on June 30, 2000, shall be eligible to participate under the terms of this Plan commencing with the Plan Entry Date next following his Employment Commencement Date provided his Employment Commencement Date is at least six (6) calendar months before said Plan Entry Date. If an Employee does not satisfy such six-month requirement on said Plan Entry Date, he shall commence participation on the next Plan Entry Date after satisfying said requirement. For purposes of meeting the requirements of this Section, the Employment Commencement Date of an Employee shall be deemed to be the first date the Employee performs an Hour of Service for the Employer or for any member of the Controlled Group or Affiliated Service Group.

         (c) Notwithstanding the provisions of (a) and (b) above, the following classifications of Employees shall not be eligible to participate in the Plan:

                  (i) Independent Contractors (even if a court or administrative agency determines that such individuals who have been treated as independent contractors are common law employees and not independent contractors)

                  (ii)     Interns

                  (iii)    Leased Employees

                  (iv)     On-Call Employees

                  (v)      Seasonal Employees

                  (vi)     Temporary Employees

5.2      Re-Hired Employees.

         (a) If a former Participant who was Vested in any or all of his Accrued Benefit is rehired, such former Participant shall participate immediately upon reemployment.

         (b) If a former Participant who had not made Elective Deferrals to the Plan and who was not Vested in any portion of his Accrued Benefit is rehired, such former Participant must satisfy the eligibility requirements set forth in
Section 5.1 if the number of his consecutive 1-year Breaks In Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such Breaks. If the number of such Breaks is less than that required to disregard prior service, then the Participant shall participate immediately upon reemployment.

         (c) If an Employee terminates employment after meeting the eligibility requirements of Section 5.1 but prior to his first Entry Date, and if such Employee is later rehired by the Employer without having incurred a Break In Service, such Employee shall participate immediately upon his return. If such Employee has incurred a Break In Service, he shall participate commencing with the next Entry Date following his rehire date, provided, however, that if the number of the Employee's consecutive 1-year Breaks In Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such Breaks, he must satisfy the eligibility requirements set forth in Section 5.1.

         (d) If an Employee terminates employment prior to meeting the eligibility requirements of Section 5.1 and is later rehired by the Employer, such Employee's prior service shall count toward satisfying the requirements of
Section 5.1, provided, however, that if the number of the Employee's consecutive 1-year Breaks In Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such Breaks, he must satisfy the eligibility requirements set forth in Section 5.1.

5.3 Participation Agreement. Within ninety (90) days after becoming eligible to participate in the Plan, each Participant may be required to execute a written statement, on a form or forms to be furnished by the Administrator, wherein he shall evidence (a) his designation of a Beneficiary or Beneficiaries to receive any benefits payable under the Plan; and (b) his consent to be bound by all the terms and conditions of this Plan and the Trust Agreement and all amendments thereto. This procedure shall be applied in a nondiscriminatory manner.

5.4 Leave of Absence. A Participant's employment is not considered terminated for purposes of the Plan while he is on leave of absence with the consent of the Employer, provided that he returns to the employ of the Employer at the expiration of such leave. Leaves of absence shall mean leaves granted by the Employer, in accordance with established rules uniformly applied to all Employees, for reasons of health or public service, for reasons set forth under the Family and Medical Leave Act of 1993, or for reasons determined by the Employer to be in its best interests. The taking of leave under this Section 5.4 shall not result in the loss of any benefit accrued under the Plan prior to the date on which the leave commenced. A Participant's employment shall also not be deemed to have terminated while he is a member of the Armed Forces of the United States, provided that he returns to the employment of the Employer within ninety
(90) days (or such longer period as may be prescribed by law) from the date he first became entitled to his discharge. Participants who do not return to the employ of the Employer within sixty (60) days immediately following the end of the leave of absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated their employment as of the date when their leaves of absence ended, unless such failure to return was the result of Early Retirement, Normal Retirement, deferred retirement, Disability or death.


                                   ARTICLE VI

                                  CONTRIBUTIONS

6.1      Employer Contributions:  Types and Amounts.

         (a) Employer Matching Contributions. Subject to the Actual Contribution Percentage limitations hereinbelow, the Employer shall make Employer Matching Contributions in an amount equal to one hundred percent (100%) of the amount a Participant elects to defer pursuant to Section 6.2 below, up to a maximum of six percent (6%) of such Participant's Compensation. Such contribution shall be paid in cash or in kind to the Trust Fund on or before the date prescribed in the Code for the filing of the Employer's Federal Income Tax Return, including extensions thereof, for the Taxable Year of the Employer for which the contribution is made.

         (b) Elective Deferrals as Employer Contributions. Contributions made pursuant to Section 6.2 hereinbelow, unless otherwise specifically provided in the Code or Treasury regulations, are treated as a contribution of the Employer for Sections 401(a), 401(k), 404, 411, 415, 416 and 417 of the Code.

6.2 Elective Deferrals: Amounts and Procedures. Elective Deferrals shall be accumulated through payroll deductions and shall be paid to the Trustee with reasonable promptness but not later than the 15th business day of the month following the month in which such amounts would otherwise have been made payable to the Participant in cash. Elective Deferrals shall be made as follows:

         (a) Subject to the limitations in Section 6.3, 6.5, 6.7 and 7.4 hereinbelow, each Participant may elect to defer a portion of his Compensation (in whole percentage increments) by directing the Employer in a salary reduction agreement to withhold such contribution through payroll deduction. The minimum deferral shall be one percent (1%) of Compensation, and the maximum deferral shall be fifteen percent (15%) of Compensation.

         (b) The Employer and Administrator shall adopt procedures necessary to implement all arrangements for the election and payment of Elective Deferrals. Elections to commence, modify or terminate such Elective Deferrals may be made by the Participant as often as the Administrator determines, but not less frequently than annually, and may be made in writing or electronically with proof of signature. Participant elections described in this subparagraph must be made before the Compensation to be deferred becomes currently available to the Employee and may not be applied retroactively.

6.3      Elective Deferral Dollar Limitations.

         (a) No Participant shall be permitted to make Elective Deferrals during any taxable year of the Participant, in excess of Ten Thousand Five Hundred Dollars ($10,500). The sum of Ten Thousand Five Hundred Dollars ($10,500) shall be adjusted for increases in the cost of living pursuant to Code Section 402(g) and the regulations thereunder.

         (b) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section.

         (c) In the event the limitation set forth in this paragraph is exceeded, one of the following actions shall be taken:

                  (i) Distribution After Taxable Year. By March 1 of the year following the close of his taxable year, the Participant must notify the Plan Administrator in writing of the excess and the amount of the excess to be allocated to the Plan. The Participant is deemed to have notified the Plan of excess deferrals to the extent such Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer. Under such circumstances, the Employer may notify the Plan on behalf of the Participant. Notwithstanding any other provision of the Plan, and provided notification has been given in accordance with this subparagraph, the excess amount (adjusted for gains/losses) shall be distributed to the Participant no later than April 15 following the close of the Participant's taxable year in which the excess deferral occurred.

                  (ii) Distribution During Taxable Year. A Participant may receive a corrective distribution of excess deferrals during the same taxable year in which the excess deferral occurred, provided the Participant and the Plan designate the distribution as an excess deferral, and the correcting distribution is made after the date on which the Plan received the excess deferral.

                  (iii) Retention in Plan. Elective Deferrals which are not distributed on or before April 15 following the close of the Participant's taxable year shall remain in the Plan until such time that distributions are otherwise allowed in accordance with the terms and provisions of ARTICLE VIII hereinbelow.

         (d) Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The Plan shall compute the income or loss allocable to Excess Elective Deferrals in the same manner specified in Section 7.1 hereinbelow for allocating income to Participant's accounts.

6.4      Non-deductible Employee Contributions.

         (a) A Participant shall not be required nor permitted to make nondeductible contributions to the Trust Fund.

         (b) Prior to January 1, 1984, the Plan accepted nondeductible Employee Contributions. An Employee Contribution Account shall continue to be maintained by the Trustee for the nondeductible Employee Contributions of each Participant. Employee Contributions and earnings thereon will be nonforfeitable at all times, and optional forms of benefit with respect to a Participant's Employee Contributions shall be protected.

6.5      Actual Deferral Percentage Limitations.

         (a) The Plan shall meet and incorporate by reference the Actual Deferral Percentage test set forth in Code Section 401(k)(3) and the regulations thereunder, using the current Plan Year's Actual Deferral Percentage for Highly Compensated Employees and the current year's Actual Deferral Percentage for Participants who were Non-Highly Compensated Employees for the current Plan Year. The Plan further incorporates by reference any subsequent guidance from the Internal Revenue Service issued under the applicable Code provisions.

         (b) Corrective Measures. In the event the Actual Deferral Percentage for Highly Compensated Employees does not satisfy the test set forth in subparagraph (a) hereinabove, Excess Contributions (adjusted for any income or loss) that are specifically designated as such by the Employer may be distributed to the appropriate Highly Compensated Employees within two and one-half (2 1/2) months after the close of the Plan Year for which such Excess Contributions were made. The amount of Excess Contributions for a Highly Compensated Employee is determined in the following manner: (1) the actual deferral ratio (ADR) of the Highly-Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the Highly-Compensated Employee with the next highest ratio; (2) the process is repeated until the ADP test is satisfied. The total dollar amount of Excess Contributions is equal to the sum of the above reductions multiplied, in each case, by the Highly- Compensated Employee's Compensation. The amount of Excess Contributions to be distributed shall be determined on the basis of the amount of contributions made by each Highly-Compensated Employee, taking into account those Excess Contributions attributable first to the Highly-Compensated Employees who have the greatest dollar amount of elective deferrals. The following additional provisions apply to distributions under this subparagraph (b):

                  (i) Distributions may be postponed but not later than the close of the Plan Year following the Plan Year for which such Excess Contributions were made. Distributions that are postponed pursuant to the preceding sentence shall cause the Employer to be subject to the excise tax imposed by Code Section 4979.

                  (ii) Determination of income or loss: Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The Plan shall compute the income or loss allocable to Excess Contributions in the same manner specified in Section 7.1 hereinbelow for allocating income to Participant's accounts.

                  (iii) If, pursuant to Section 6.3 above, Excess Elective Deferrals have been distributed for the Employee's taxable year ending with or within the Plan Year, the Plan shall offset such distribution from the amount of such Employee's Excess Contributions to be distributed for such Plan Year. The amount of Excess Elective Deferrals that may be distributed by the Plan for a taxable year of the Employee must be reduced by the amount of Excess Contributions previously distributed for the Plan Year beginning with or within that taxable year.

         (c) If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

         (d) Plans may be aggregated in order to satisfy Section 401(k) of the Code only if such plans have the same Plan Year and use the same Actual Deferral Percentage testing method (prior year or current year). To determine whether the Plan satisfies the Actual Deferral Percentage Test, all Elective Deferrals made under two or more plans aggregated under Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) will be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan.

         (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test.

6.6      Actual Contribution Percentage.

         (a) The Plan shall meet and incorporate by reference the Actual Contribution Percentage test set forth in Code Section 401(m)(2) and the regulations thereunder, using the current Plan Year's Actual Contribution Percentage for Highly Compensated Employees and the current year's Actual Contribution Percentage for Participants who were Non-Highly Compensated Employees for the current Plan Year. The Plan further incorporates by reference any subsequent guidance from the Internal Revenue Service issued under the applicable Code provisions.

         (b) Corrective Measures. In the event the Actual Contribution Percentage for Highly Compensated Employees does not satisfy the test set forth in subparagraph (a) hereinabove, Excess Aggregate Contributions (adjusted for any income or loss) that are specifically designated as such by the Employer may be forfeited, if forfeitable, or may be distributed to the appropriate Highly Compensated Employees within two and one-half (2 1/2) months after the close of the Plan Year for which such Excess Aggregate Contributions were made. The amount of Excess Aggregate Contributions is determined in the following manner:
(1) the actual contribution ratio (ACR) of the Highly-Compensated Employee with the highest ACR is reduced to the extent necessary to satisfy the actual contribution percentage (ACP) test or cause such ratio to equal the ACR of the Highly-Compensated Employee with the next highest ratio; (2) the process is repeated until the ACP test is satisfied. The total dollar amount of Excess Aggregate Contributions is equal to the sum of the above reductions multiplied, in each case, by the Highly-Compensated Employee's Compensation. The amount of Excess Aggregate Contributions to be distributed shall be determined on the basis of the amount of contributions made on behalf of each Highly-Compensated Employee, taking into account those Excess Aggregate Contributions attributable first to the Highly-Compensated Employees who have the greatest dollar amount of Employer Matching Contributions.

                  (i) Amounts shall be forfeited or distributed, as applicable, from the Participant's Employer Matching Contribution Account (and if applicable, the Participant's Elective Deferral Account), but only to the extent not used in the Actual Deferral Percentage test. Amounts forfeited by Highly Compensated Employees under this Section shall be allocated or applied in accordance with Section 9.3, provided that no forfeitures arising under this Section shall be allocated to the Account of any Highly Compensated Employee.

                  (ii) Distributions and forfeitures under this Section may be postponed but not later than the close of the Plan Year following the Plan Year for which such Excess Contributions were made. Distributions and/or forfeitures that are postponed pursuant to the preceding sentence shall cause the Employer to be subject to the excise tax imposed by Code Section 4979.

                  (iii) Determination of income or loss: Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The Plan shall compute the income or loss allocable to Excess Aggregate Contributions in the same manner specified in Section 7.1 hereinbelow for allocating income to Participant's accounts.

         (c) If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

         (d) Plans may be aggregated in order to satisfy Section 401(m) of the Code only if such plans have the same Plan Year and use the same Actual Contribution Percentage testing method (prior year or current year). To determine whether the Plan satisfies the Actual Contribution Percentage Test, all Employer Matching Contributions and non-deductible Employee Contributions (if any) made under two or more plans aggregated under Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) will be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of Section 401(m), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan.

         (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test.

6.7      Aggregate Limit for Multiple Use of Alternative Limitation.

         (a) This Section 6.7 applies if the Plan relies on the following alternative limitations to satisfy the Actual Deferral Percentage and Actual Contribution Percentage tests, respectively:

                  (i) The Actual Deferral Percentage for Highly Compensated Employees for the Plan Year shall not be more than two hundred percent (200%) of the Actual Deferral Percentage for all Nonhighly Compensated Employees, provided the difference between such percentages is not more than two (2) percentage points.

                  (ii) The Actual Contribution Percentage for Highly Compensated Employees for the Plan Year shall not be more than two hundred percent (200%) of the Actual Contribution Percentage for all Nonhighly Compensated Employees, provided the difference between such percentages is not more than two (2) percentage points.

         (b) If subparagraph (a) above applies, the sum of the Actual Deferral Percentage and Actual Contribution Percentage for Highly Compensated Employees is subject to the aggregate limit. For purposes of this Section, the aggregate limit is the greater of:

                  (i) The sum of:

                           (A) 125 percent of the greater of (1) the Actual
Deferral Percentage of the group of Non-Highly Compensated Employees eligible under the arrangement subject to Code Section 401(k), or (2) the Actual Contribution Percentage of the group of Non-Highly Compensated Employees eligible under this Plan which is subject to Code Section 401(m), and

                           (B) Two plus the lesser of (1) or (2) above (provided
that in no event shall this amount exceed 200 percent of the lesser of (1) or
(2) above); or

                  (ii) The limit in subparagraph (b)(i) above modified by substituting the word "lesser" for "greater" each time it appears in (b)(i)(A) and by substituting the word "greater" for "lesser" each time it appears in
(b)(i)(B).

         (c) If the aggregate limit set forth in this Section 6.7 is exceeded, the Administrator shall reduce the Actual Deferral Percentage of all Highly-Compensated Employees in the Plan to the extent that the combined Actual Deferral Percentage and Actual Contribution Percentage does not exceed the aggregate limit described in this Section 6.7. The amount of the reduction must be distributed to the Highly Compensated Employees according to the allocation produced by the leveling method described in Section 6.5(b) hereinabove. Such amount shall be treated as an Excess Contribution.

6.8 Additional Contribution to Restore Cashed-Out Benefits. In the event a Participant who has received a distribution of his Vested Accrued Benefit under
Section 9.2 hereinbelow, and who is subsequently reemployed by the Employer, repays the amount of such distribution as required by Section 9.2, the Employer shall, upon such repayment, make a contribution to such Participant's Account(s) in an amount equal to the part of such Account(s) which was forfeited.

6.9 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made, the Employer shall make an additional contribution so that the omitted Employee receives a total amount which the said Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

6.10 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.


                                   ARTICLE VII

                     ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS

7.1 Procedure. The balance in each Participant's Accounts, less in-service withdrawals, shall be determined as of the first day of each Plan Year. After such balance has been determined, adjustments and allocations shall be made to each account by the Administrator according to the following procedure:

         (a) The Administrator shall determine the earnings, losses and increases or decreases ("earnings and losses") in the fair market value of each of the Investment Funds established per ARTICLE XIII as follows:

                  (i) Prior to July 1, 2000, earnings and losses shall be determined as of the end of each calendar quarter. The earnings or losses within each fund shall be allocated to each active and Inactive Participant's account(s) based on each Participant's prorata share of such fund.

                  (ii) Effective July 1, 2000, earnings and losses shall be determined on a daily basis. The earnings or losses within each fund shall be allocated to each active and Inactive Participant's account(s) based on each Participant's prorata share of such fund.

         (b) As of each Anniversary Date, Employer Matching Contributions shall be allocated to each Participant's Employer Matching Contribution Account in an amount contributed on his behalf pursuant to Section 6.1(a) hereinabove.

         (c) Elective Deferrals made pursuant to Sections 6.1 and 6.2 hereinabove shall be allocated to each Participant's Elective Deferral Account(s) in an amount equal to such Elective Deferrals.

         (d) If a Participant has forfeited all or part of his Accrued Benefit, pursuant to ARTICLE IX, his account(s) which included the part forfeited shall be reduced by the amount of such forfeiture.

7.2      Accrual of Contributions.

         (a) Except as provided in Section 7.2(b) and 7.2(c) hereof, a Participant shall share in Employer Matching Contributions only if he has completed one thousand (1,000) Hours of Service with the Employer during the Plan Year for which the contribution is made and is employed by the Employer on the Anniversary Date of such Plan Year.

         (b) A contribution shall be allocated to a retired, deceased or disabled Participant for the year in which he attains his Early or Normal Retirement Age (or, if he continues to be employed by the Employer, the year in which he separates from service after attainment of Early or Normal Retirement
Age), dies or becomes disabled, without regard to the requirement that he complete one thousand (1,000) Hours of Service and be employed on the Anniversary Date of the Plan Year for which the contribution is made.

         (c) In the event the Plan is determined to be a Top-Heavy Plan as defined in Section 10.2 for any Plan Year, a contribution (as determined in Section 10.1) of up to three percent (3%) of a Participant's Compensation (for the year for which the contribution is made) shall be allocated to a Participant for such Plan Year even though such Participant fails to complete one thousand (1,000) Hours of Service during such Plan Year, provided such Participant is employed on the Anniversary Date of such Plan Year. The allocation in this subparagraph shall be applicable to all Participants who are non-key employees.

7.3 Accounts. The Administrator shall maintain for each Participant an Employer Matching Contribution Account, an Elective Deferral Account and, as applicable, a Profit Sharing Contribution Account, an Employer Stock Account, a Withdrawable Account, a Rollover Account and such other accounts that may be established for administrative purposes. In the case of a Participant to whom
Section 9.4(c) is applicable, the Administrator shall divide the Participant's Employer Matching Contribution Account into separate sub-accounts for pre-break Accrued Benefits and post-break Accrued Benefits. Each account shall consist of contributions allocable to such Participant and the earnings, losses, expenses, and increases or decreases in the fair market value of the Trust Fund attributable to the account.

7.4      Limitations on Annual Additions.

         (a) Limitations. The maximum annual addition that may be contributed or allocated to a Participant's Employer and Employee Contribution Accounts in the Plan or any Qualified Plan of members of the Controlled Group or Affiliated Service Group shall not exceed, for any Taxable Year of the Plan, the lesser of
(1) $30,000 (as adjusted for cost of living increases pursuant to Section 415(d) of the Code), or (2) twenty-five percent (25%) of a Participant's "Section 415 Compensation." Any adjustments to the sum of $30,000 above shall be effective commencing the first day of the Plan Year for which the adjustment applies. The compensation limitation referred to above shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition under Section 415(l)(1) or 419A(d)(2) of the Code.

         (b) Annual Additions. For purposes of this Section, the term "annual addition" shall mean the sum for any such Taxable Year of (1) Employer Matching Contributions, (2) Elective Deferrals, (3) forfeitures, if any, (4) any amount attributable to post-retirement medical benefits allocated to an account established pursuant to Section 419A(d) of the Code, and (5) any amounts described in Section 415(l)(1) of the Code.

         (c) Treatment of Excess Deferrals and Excess Contributions. Contributions do not fail to be annual additions merely because they are excess deferrals, excess contributions or excess aggregate contributions or merely because excess contributions or excess aggregate contributions are corrected through distribution. Excess deferrals that are distributed in accordance with
Section 6.3 hereinabove are not annual additions.

         (d)      Section 415 Compensation.

                  (i) Notwithstanding anything herein to the contrary, "Section 415 Compensation" shall include wages, salaries, fees for professional services, amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for service on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Section 1.62-2(c) of the Treasury regulations)), earned income, if applicable, as described in Code
Section 401(c)(2), amounts described in Code Sections 104(a)(3), 105(a) and 105(h) to the extent such amounts are included in the gross income of the Employee, IRC Section 911 earned income, if any, moving expenses paid or reimbursed by the Employer to the extent not deductible by the Employee under
Section 217 of the Code, the value of non-qualified stock options to the extent includible in gross income for the taxable year in which granted, and the value of property transferred, in accordance with Code Section 83(b), in connection with the performance of services which an Employee elects to include in gross income.

                  (ii) For Limitation Years beginning after December 31, 1997, "Section 415 Compensation" shall also include an Employee's elective deferrals under Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Sections 125 or 457 of the Code.

                  (iii) "Section 415 Compensation" shall exclude any distribution from a deferred compensation plan, amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Employee becomes freely transferable, amounts realized from disposition of stock acquired under a qualified stock option, premiums for group term life insurance, or contributions toward the purchase of a qualified annuity contract.

                  (iv) For Plan Years beginning after December 31, 1991, for purposes of applying the limitations of this Section, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. "Section 415 Compensation" shall be limited to the amount specified in Section 401(a)(17) of the Code, as adjusted in the same manner permitted under Code Section 415(d).

                  (v) A Participant's "Section 415 Compensation" shall include any amounts earned by such Participant from the Employer or from any member of the Controlled Group or Affiliated Service Group which maintains a plan which is qualified under Section 401(a) of the Code.

         (e) Other Defined Contribution Plan. If the Employer maintains one or more other defined contribution plans, as defined in Section 414(i) of the Code, the amount of the annual additions allocable under this Plan shall not exceed the maximum amount provided for in Section 7.4(a), reduced by the sum of any allocations of annual additions made to the Participant's Accounts under any such other Plans.

         (f) Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's "Section 415 Compensation," a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under limits of Section 415, or under other limited facts and circumstances which the Commissioner may determine, the annual additions exceed the maximum limitation, the excess amount will be reduced by any one of the following methods:

                  (i) Any Elective Deferrals and nondeductible Employee Contributions, and gains attributable thereto, to the extent they would reduce the excess amount, will be returned to the Participant. Such amounts shall be disregarded for purposes of Code Section 402(g), the actual deferral percentage test of Code Section 401(k)(3), and the actual contribution percentage test of Code Section 401(m).

                  (ii) The excess amounts in the Participant's account may be allocated and reallocated to other Participants in the Plan. However, if the allocation or reallocation of the excess amounts pursuant to this subparagraph causes the limitations of this Section 7.4 to be exceeded with respect to each Plan Participant for the Limitation Year, then these amounts must be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' accounts (subject to the limitations of this Section 7.4) before any Employer Contributions and Employee Contributions which would constitute annual additions may be made to the Plan for that Limitation Year.

                  (iii) If the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account shall be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  (iv) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any Employee Contributions may be made to the Plan for that Limitation Year. Except as provided in subparagraph (i), excess amounts may not be distributed to Participants or former Participants.

                  (v) In the event the Plan is terminated, the Annual Addition Suspense Account shall be returned to the Employer to the extent it may not then be allocated to any Participant's Account.

                  (vi) In the event Employer has another Qualified Plan in addition to the Plan, a Participant's Employer Contribution Account in this Plan shall first be reduced.

                                  ARTICLE VIII

                                    BENEFITS

8.1 Participant's Rights and General Rules. Notwithstanding anything in this Plan to the contrary, a Participant shall not have a right to receive his Accrued Benefit or any of the assets held in the Trust Fund except in accordance with the terms and provisions of ARTICLE VIII. The Accrued Benefit and assets of a Participant reflected in his Elective Deferral Account shall not be distributed to a Participant or Beneficiary before one of the following events:

         (a) The Employee's retirement, death, Disability or separation from service.

         (b) The termination of the Plan without the establishment of a successor plan as described in Section 16.3 of the Plan and as limited by such Section. Distributions due to the occurrence of this event shall be made in a lump sum.

         (c) The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets. Distributions due to the occurrence of this event shall be made in a lump sum.

         (d) The disposition by the Employer to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary. Distributions due to the occurrence of this event shall be made in a lump sum.

         (e) The Participant's attainment of age 59-1/2.

8.2      Retirement Benefits.

                  (a) Normal Retirement Benefit. A Participant who attains his Normal Retirement Age shall have a normal retirement benefit equal to his Accrued Benefit as of the Valuation Date at the end of the Plan Year during which such event occurs. Subject to the provisions of Section 8.3 hereinbelow, payment of his normal retirement benefit shall commence as soon as administratively possible following close of the Plan Year during which such event occurs.

                  (b) Early Retirement. A Participant who attains his Early Retirement Age shall have a benefit equal to his Accrued Benefit as of the Valuation Date at the end of the Plan Year during which such event occurs. Upon termination of employment due to attainment of Early Retirement Age, payment of such Participant's Vested Accrued Benefit shall commence as soon as administratively possible following close of the Plan Year during which such event occurs; provided, however, that the distribution may be made earlier under non-discriminatory rules adopted by the Plan Administrator.

8.3 Deferred Retirement Benefits. If a Participant continues to be employed by the Employer after he has attained his Normal Retirement Age, such participant shall continue to share in the allocation of contributions in accordance with ARTICLE VII. In no event shall benefit payments be delayed beyond a Participant's required beginning date set forth in this ARTICLE, nor is this Section intended to provide any Participant with a right to continue in the employ of Employer.

8.4 Disability Benefit. A Participant who, while an Employee, incurs a Disability prior to his Normal Retirement Age shall have a benefit equal to his Accrued Benefit as of the last Valuation Date. Upon termination of employment due to such Disability, payment of his benefit shall commence as soon as administratively possible following close of the Plan Year during which such event occurs.

8.5 Death Benefit. A Participant who dies shall have a benefit equal to his Accrued Benefit as of the last Valuation Date. Payment of his benefit shall commence as soon as administratively possible following close of the Plan Year during which such event occurs.

         (a) Unless otherwise elected as provided below, the Beneficiary of a Participant's death benefit shall be the Participant's spouse. The Participant may designate a Beneficiary other than his spouse if:

                  (i) the Participant and his spouse validly waive the spouse's right to be the Participant's Beneficiary and the spouse consents to the designated alternative beneficiary. Such waiver and consent must be in writing and signed by both the Participant and the Participant's spouse and witnessed by a Plan representative or notary public; or

                  (ii) the Participant has no spouse and can establish such fact to the satisfaction of a Plan representative; or

                  (iii) the spouse cannot be located and the Participant can establish such fact to the satisfaction of a Plan representative.

         (b) Any consent by a spouse (or the establishment that the consent of the spouse may not be obtained) under subparagraph (a) above shall be effective only with respect to such spouse. Additionally, a Participant may revoke a prior waiver without the consent of the spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited.

         (c) Anything to the contrary herein contained notwithstanding, in the event that either a Participant shall name his estate or a trust as his Beneficiary or the Participant's estate shall be treated as the Participant's Beneficiary under Section 3.9 hereinbelow, and if (i) the Participant is survived by the Participant's spouse, and (ii) such spouse, as personal representative of the Participant's estate and/or as trustee of any such trust, as the case may be, can unilaterally, by virtue of serving in such capacity or capacities, cause a distribution hereunder to such nominal Beneficiary to immediately thereafter pass to such spouse, outright, as a beneficiary of such estate or trust, (iii) such spouse demonstrates to the satisfaction of the Administrative Committee the existence of the facts described in (i) and (ii) of this subparagraph (c), and (iv) such spouse executes individually, or as personal representative of the Participant's estate and/or as trustee of any such trust, such documents as the Administrative Committee may deem necessary to carry out the purposes of this provision and for its legal protection, then the Administrative Committee may, if requested by such spouse, treat such spouse as the Beneficiary of such Participant.

8.6 Benefit Upon Other Termination of Employment. A Participant who terminates employment, whether voluntarily or involuntarily, for any reason other than attainment of Normal or Early Retirement Age, disability or death, shall be entitled to his Vested Accrued Benefit in accordance with Article IX hereof. Payment of such Vested Accrued Benefit shall be in accordance with this Article and shall commence no later than the end of the calendar quarter following the quarter during which such event occurs.

8.7      Methods of Distribution.

         (a) If a Participant terminates employment due to Early or Normal Retirement Age, death, or disability, such Participant may elect to receive his Vested Accrued Benefit under one of the following options:

                  (i) In one lump sum.

                  (ii) In annual or more frequent periodic installments of substantially equal amounts for a specified number of years, not in excess of the lesser of: thirty (30) years or (2) the life expectancy of the Participant and his Beneficiary (if the Beneficiary is a natural person). The present value of the retirement benefit projected to be made to the Participant must be more than fifty percent (50%) of the present value of the total payments projected to be made to the Participant and the Participant's Beneficiary. If this option is selected, the amount of each periodic payment shall be adjusted, prior to each payment, for earnings and losses allocated to the Participant's account, and such adjustment shall be spread among the remaining payments. In the event any portion of the Participant's Accrued Benefit is held in a Stock Fund maintained for him, the last installment shall be paid from such Fund in whole shares (with fractional shares paid in cash). The Participant (or Beneficiary) may elect a single sum distribution of his remaining installments at any time in accordance with procedures established by the Administrator.

         (b) Upon termination of employment with the Employer for reasons other than Early Retirement, Normal Retirement, death or disability, or upon the termination of the Plan, the Participant may elect to receive his Vested Accrued Benefit in one lump sum. In the event any portion of the Participant's Accrued Benefit is held in a Stock Fund maintained for him, such Fund shall be distributed in whole shares, with fractional shares paid in cash.

8.8      General Consent Rules.

         (a) The Administrator will distribute the present value of a Participant's Vested Accrued Benefit without the consent of the Participant if such value does not exceed Five Thousand Dollars ($5,000) on the date the distribution commences. If such value exceeds $5000 on the date the distribution commences (or, in the case of a Participant currently receiving periodic payments, the date of the first of such periodic payments), and such benefit is immediately distributable, such benefit may not be immediately distributed without the written consent of the Participant. A Participant's Vested Accrued Benefit is considered immediately distributable if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) his Normal Retirement Age. At least 30 but not more than 90 days prior to the Participant's Payment Starting Date, the Administrator shall provide the Participant with a written notice of his distribution options.

         (b) A distribution may commence less than 30 days (but not less than seven (7) days) after the notice of distribution options is given, provided that:

                  (i) The Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

8.9      In-Service Withdrawals.

         (a) An active Participant may elect, by written instrument delivered to the Administrator, to withdraw up to fifty percent (50%) of his Employer Matching Contributions and Profit Sharing Contributions (as defined in Section 3.52) that have been in his account for two (2) years.

         (b) A Participant who has attained age 59-1/2 and completed five (5) Years of Vesting Service with the Employer may elect, by written instrument delivered to the Administrator, to withdraw all or any portion of his Accrued Benefit.

         (c) Amounts available for withdrawal under subparagraph 8.9(a) shall be recorded in a Withdrawable Account established for the Participant. Withdrawable Accounts shall be fully-vested at all times. Rollover Accounts and Transfer Accounts shall not be available for withdrawal under subparagraph 8.9(a) but may be withdrawn under subparagraph 8.9(b).

         (d) Funds which are invested in Employer Stock and the proceeds of funds formerly invested in Employer Stock shall not be available for withdrawal. If the Participant subsequently sells such Employer Stock, the proceeds of such sale shall not then become available for withdrawal. However, effective October 1, 2000, if Employer Stock has been in the Participant's Employer Stock Account for two years and if such Employer Stock is sold, the proceeds of such sale shall be available for withdrawal. If such Stock had not been in the Account for two years, then the proceeds shall not be available for withdrawal until the Stock, but for the sale, would have been in the Account for two years.

8.10     Statutory Commencement of Benefits.

         (a) Unless the Participant elects to postpone his distribution until his required beginning date specified in Section 8.12, payment of his Accrued Benefit must commence not later than the sixtieth (60th) day after the close of a Plan Year in which the latest of the following events occurs:

                  (i) The attainment by the Participant of his Normal Retirement Age;

                  (ii) The tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan; or

                  (iii) Termination of employment by the Participant.

         (b) If a Participant has terminated employment before satisfying the age requirement for attaining his Early Retirement Age, but has satisfied the service requirement necessary for an Early Retirement Benefit, such Participant shall be entitled to elect an Early Retirement Benefit upon satisfaction of such age requirement.

8.11     General Rules for Required Distributions.

         (a) The requirements of this Section and Sections 8.12 and 8.13 following shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984.

         (b) All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under IRC 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations.

         (c) Distributions shall be made in a form under which the present value of the retirement benefit projected to be made to the Participant, while living, is more than fifty percent (50%) of the present value of the total payments projected to be made to the Participant and the Participant's Beneficiary.

         (d) Notwithstanding the requirements of this Section, a Participant who duly and properly made an Election of the Time and Distribution of Retirement Plan Benefits as provided for in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 may receive his distribution in accordance with such election, provided: (1) the distribution is one which would not have disqualified the trust under Section 401(a)(9) of the Code as in effect on December 31, 1983, (2) the election was in writing and signed by the Participant or Beneficiary prior to January 1, 1984, (3) the Participant had accrued a benefit under the Plan as of December 31, 1983, (4) the election satisfies IRC 401(a)(11) and 417, provided, however, that payments pursuant to such election shall not be made in a form which would subject the distribution to the annuity requirements of Sections 401(a)(11)(A) and 417 of the Code.

8.12     Required Beginning Date.

         (a) Non-Five Percent (5%) Owners. The required beginning date of a Participant who is not a five percent (5%) owner is the April 1 of the calendar year following the calendar year in which occurs the later of retirement or attainment of age 70-1/2.

         (b) Five Percent (5%) Owners. The required beginning date of a Participant who is a Five Percent Owner is the April 1 following the calendar year in which the Participant attains age 70-1/2. Once distributions have begun to a Five Percent Owner under this Section, they must continue to be made even if the Participant ceases to be a Five Percent Owner.

         (c) Section 411(d)(6) and Transitional Relief for Amended Plans.

                  (i) Any Participant attaining age 70-1/2 in years after 1995 may elect, by April 1 of the calendar year following the year in which the Participant attained age 70-1/2 (or by December 31, 1997 in the case of a Participant attaining age 70-1/2 in 1996), to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. The Participant may elect to begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70-1/2 (or by December 31, 1997 in the case of a Participant attaining age 70-1/2 in 1996).

                  (ii) The pre-retirement age 70-1/2 distribution option shall be eliminated with respect to benefits of Participants who attain age 70-1/2 in or after the calendar year that begins after: (1) December 31, 1998, or (2) the adoption date of this Amendment, whichever is later.

                  (iii) The Plan may not preclude a Participant who retires after the calendar year in which he attains age 70-1/2 from receiving an optional form of benefit that would have been available if he had retired in the calendar year in which he attained age 70-1/2.

                  (iv) If a Participant: (A) is not a five percent owner, (B) has attained age 70-1/2 before 1997, (C) did not retire from employment, and (D) is currently receiving distributions as required by Code Section 401(a)(9) prior to its amendment by the Small Business Job Protection Act of 1996, such Participant may affirmatively elect to cease distributions at any time until he retires, subject to the requirements of Code Sections 401(a)(11) and 417, if applicable, and subject to the terms of any applicable qualified domestic relations order, within the meaning of Code Section 414(p).

8.13     Statutory Distributions Upon Death.

         (a) If a Participant dies prior to the Payment Starting Date, the Beneficiary may select an optional form of distribution from Section 8.7, such distribution to be made in its entirety prior to the December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                  (i) If any portion of the Participant's Vested Accrued Benefit is payable to (or for the benefit of) a specifically designated Beneficiary, such portion may be distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), commencing on or before the December 31 immediately following the calendar year in which the Participant died (or such later date as may be prescribed by regulations);

                  (ii) If the Beneficiary is the Participant's spouse, distributions must commence on or before the later of (1) the December 31 immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the deceased Participant would have attained age seventy and one-half (70-1/2). If the surviving spouse dies before the distribution begins, then the requirements of this Section shall apply as if the spouse were the Participant.

         (b) If the Participant has not made an election pursuant to Subparagraph (a) above by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of
(1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (c) For purposes of this Section, the life expectancy of the Participant and his spouse (other than in the case of a life annuity) may be re-determined, but not more frequently than annually. In addition, under regulations prescribed by the Secretary, for purposes of this Section, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse, if such amount will become payable to the surviving spouse upon such child reaching majority (or other designated event permitted under regulations).

         (d) Upon the death of a former Participant who was receiving payments from the Trustee at the time of his death, payments may continue in accordance with the option selected, or may be made to the Beneficiary under any other option which provides for payments which are at least as rapid as under the method of distribution as of the date of the Participant's death.

8.14     Location of Participants and Beneficiaries.

         (a) It is the duty of Participants who have terminated employment, or Beneficiaries of Participants, to keep the Administrator informed as to their correct address. If a Participant or Beneficiary fails to inform the Administrator in writing of a change of address and if the Administrator is unable to locate such Participant or Beneficiary by reasonable means, the Administrator shall notify the Participant or Beneficiary of available benefits by registered mail at the last address noted on the records of the Administrator. If the delivery of the notice by registered mail is refused or returned with address unknown, any benefits due such Participant or Beneficiary may remain in the Trust Fund and continue to share in investment activity of the Trust Fund, or the Administrator may distribute such benefits in accordance with the Lost or Unclaimed Property Laws of the state in which the Plan Sponsor is domiciled.

         (b) If the Plan has terminated and the Administrator is unable to locate a Participant or Beneficiary using the means described in (a) above, the Administrator shall establish a savings account for the benefit of the Participant or Beneficiary at a federally insured banking institution within the geographic vicinity in which the Employer is located. Any benefits due such Participant or Beneficiary shall be deposited in said savings account at the same time distributions are otherwise allowed under the Plan termination procedures. Such benefit shall remain in the savings account until distributed in accordance with the Lost or Unclaimed Property Laws of the state where the account is maintained.

8.15 Payments for the Benefit of Minors or Incompetents. If the Administrator receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan ("Recipient") is a minor or under any legal disability, including without limitation incompetence or incapacity, and may be unable to receive such payment, apply the proceeds to his or her best interest, and give valid release therefor, then the Administrator, in its sole discretion, is authorized to pay over such sums in any one or more of the following ways:

         (a) to the legal guardian or conservator of the Recipient, or to the Representative Payee who has been appointed to receive any government benefits paid on behalf of such Recipient, or to an agent designated under a valid durable power of attorney for the use and benefit of the Recipient; or

         (b) to any custodial account established for the Recipient prior to the date of such payment, or if none exists, to a custodian eligible to serve as such custodian of the Recipient under the Uniform Transfers (or Gifts) to Minors Act in effect in the state of the Recipient's residence for the use and benefit of the Recipient; or

         (c) to the trustee of any trust, or share of a trust, established prior to the date of such payment for the sole benefit of the Recipient, including without limitation, if appropriate, payment to the trustee of a discretionary, supplemental special needs trust.

The Administrator, in its discretion, may elect not to use any of (a), (b) or
(c) above and may seek direction from a court of competent jurisdiction.


                                   ARTICLE IX

                                     VESTING

9.1      Requirements.

         (a) A Participant's Accrued Benefit derived from Employer contributions shall be fully Vested upon the earlier of: (1) attainment of age 65, (2) total and permanent Disability of the Participant, or (3) death of the Participant.

         (b) In the event the employment of a Participant is terminated, whether voluntarily or involuntarily, with or without cause on his part, prior to his Normal Retirement Age, for any reason other than death or permanent and total disability, a Participant shall have a Vested interest in his Accrued Benefit derived from Employer Matching Contributions in accordance with the following schedule:

                    Years of Vesting Service         Vested Percentage
                        Less than 5                           0%
                           5                                100%

         (c) The Accrued Benefit derived from Elective Deferrals and amounts recorded in the Participant's Withdrawable Account shall be fully Vested at all times.

         (d) Notwithstanding the provisions of this Section, Employer Matching Contributions (if accrued) shall be forfeited if the contributions to which they relate are treated as Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

         (e) A Participant's Vested percentage in his Accrued Benefit, derived from Employer contributions, as of the later of the adoption date or Effective Date of this Amendment, shall not be reduced by this or any Amendment to the Plan.

         (f) Notwithstanding the provisions of subsection (b) hereinabove, for any Plan Year in which the Plan is a Top-Heavy Plan, a Participant's Vested Percentage in his accrued Benefit derived from Employer contributions shall not be less than the percentage determined in accordance with the following table:

                  Years of Vesting Service         Vested Percentage
                  ------------------------         -----------------
                        Less than 2                         0%
                            2                              20%
                            3                              40%
                            4                              60%
                            5                             100%

         (g) If a Top-Heavy Plan ceases to be a Top-Heavy Plan, a change in vesting schedules shall be treated as an amendment to the vesting schedule and the provisions of Section 16.2 of the Plan shall apply.

9.2      Cash-Out; Buy-Back.

         (a) If a Participant terminates employment with the Employer and thereafter is re-employed and again becomes eligible to participate in the Plan, the following Years of Vesting Service shall be disregarded for purposes of determining the Accrued Benefit of such Participant; but shall be taken into account for purposes of such Participant's eligibility and vesting upon re-employment:

                  (i) Years of Vesting Service with respect to which he has received a distribution of the present value of his Vested Accrued Benefit if such distribution does not exceed $5,000; or

                  (ii) Years of Vesting Service with respect to which he has received a distribution of his Vested Accrued Benefit attributable to such Years of Vesting Service, which he elected to receive.

         (b) A Participant who has received a distribution of his Vested Accrued Benefit, as described hereinabove in subparagraph (a) of this Section, may repay the amount of such distribution to the Trust Fund, provided

                  (i) such Participant is subsequently re-employed by Employer; and

                  (ii) repayment is made before the earlier of 5 years after the first date on which the Participant is subsequently re-employed, or the close of the period in which the Employee incurs five (5) consecutive 1-year Breaks In Service following the date of distribution.

         (c) Upon such repayment, he shall be credited on the vesting schedule with all Years of Vesting Service prior to his Break In Service, and the Employer shall make a contribution to his Employer Contribution Account as required by Section 6.8. Immediately after such repayment, his Accrued Benefit shall, in no event, be less than his Accrued Benefit immediately prior to termination of employment.

         (d) A Participant who has been deemed to receive a zero cash-out distribution per Section 9.3 below and who is re-employed before incurring five
(5) consecutive 1-year Breaks In Service following the date of distribution is deemed to have repaid the zero distribution and shall be credited on the vesting schedule with all Years of Vesting Service prior to his Break In Service, and the non-vested portion of his Accrued Benefit shall be restored immediately upon re-employment. Immediately after such deemed repayment, his Accrued Benefit shall, in no event, be less than his Accrued Benefit immediately prior to termination of employment.

9.3 Forfeitures. Notwithstanding the provisions of Section 9.2 hereinabove, upon termination of employment, the portion of a Participant's Accrued Benefit derived from Employer Contributions which is not Vested shall be forfeited upon the earlier of a cash-out distribution to the Participant, or the incurrence of five (5) consecutive Breaks-In-Service. For purposes of this Section, a Participant who terminates employment with a zero Vested Accrued Benefit shall be deemed to have received a cash-out distribution as of the date on which he separates from service. Forfeitures shall be used to reduce the contribution of the Employer for the Plan Year.

9.4 Computation of Years of Vesting Service. For purposes of computing Years of Vesting Service under the Plan to determine the Vested percentage under
Section 9.1, all of an Employee's Years of Vesting Service shall be taken into account, except that the following Years of Vesting Service shall be excluded:

         (a) In the case of any Participant who has a Break In Service, Years of Vesting Service before such Break shall not be required to be taken into account until he has completed one (1) Year of Vesting Service after his return.

         (b) In the case of a Participant who has 5 or more consecutive 1-year Breaks In Service, the Participant's pre-break service will count in vesting of his employer-derived Accrued Benefit only if either:

                  (i) such Participant has any Vested interest in his or her employer-derived Accrued Benefit at the time of separation from service; or

                  (ii) upon returning to service the number of consecutive 1-year Breaks In Service is less than the number of Years of Vesting Service.

         (c) In the case of a Participant who has 5 consecutive 1-year Breaks In Service, all Years of Vesting Service after such Breaks In Service will be disregarded for the purpose of vesting the employer-derived Accrued Benefit that accrued before such Breaks, but both pre-break and post-break service will count for the purposes of vesting the employer-derived Accrued Benefit that accrues after such Breaks. Separate accounts will be maintained for the Participant's pre-break and post-break employer-derived Accrued Benefit pursuant to Section 7.3 hereof. Both accounts will share in the earnings and losses of the Trust Fund.

         (d) In the case of a Participant who does not have 5 consecutive 1-year Breaks In Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived Accrued Benefit.

9.5 Hours of Service Requirement. A Participant who has more than five hundred (500) Hours of Service but less than one thousand (1,000) Hours of Service in any Plan Year and who has not separated from the service of Employer shall not advance on the vesting schedule.

                                    ARTICLE X

                                 TOP-HEAVY PLAN

10.1 Top-Heavy Requirements. For any Plan Year in which the Plan is determined to be a Top-Heavy Plan as determined in accordance with Section 10.2 hereof:

         (a) Special vesting requirements of Section 416(b) of the Code as set forth in Section 9.1(f) of the Plan shall apply.

         (b) The allocable share of the Employer contribution for each Participant who is a non-key employee shall not be less than the lesser of: (i) three percent (3%) of such Participant's Compensation, or (ii) the largest percentage of the Employer contribution made (or required to be made), including salary deferrals, for any Key Employee for such Plan Year. For purposes of this subparagraph, Compensation shall mean a Participant's 415(c)(3) compensation for the Plan Year for which the contribution is made.

         (c) In lieu of the minimum contribution provided for in subparagraph (b) hereinabove, for any Plan Year in which the Plan is determined to be Top-Heavy under this Article, for each non-key employee who is a Participant in this Plan and the Employer's top-heavy Employee Stock Ownership Plan, the Employer shall contribute the minimum contribution to this Plan.

         (d) It is intended that, in the event the Plan is a Top Heavy Plan for any Plan Year, the Employer will meet the minimum benefit and contribution requirements of Section 416(c) of the Code for such Plan Year by providing a minimum benefit for each Participant who is a Non-Key Employee which complies with Section 416(c)(1) of the Code under the SouthTrust Corporation Revised Retirement Income Plan. However, in the event the Plan is a Top Heavy Plan for any Plan Year and such minimum benefit is not so provided under the SouthTrust Corporation Revised Retirement Income Plan (or any other plan to which a Participating Employer is a party) for any such Participant, then a minimum contribution (which shall include any forfeitures otherwise allocable) for such Plan Year shall be made for each such Participant for whom no such minimum benefit is provided. The amount of such minimum contribution allocation shall be five percent (5%) of such Participant's Compensation for such Plan Year.

10.2     Top-Heavy Determination.

         (a) The Plan shall be considered a Top-Heavy Plan and shall be subject to the additional requirements of Section 10.1 hereinabove, with respect to any Plan Year, if, as of the Anniversary Date of the preceding Plan Year or in the case of the first Plan Year, the Anniversary Date of such Plan Year (hereinafter referred to as the "Determination Date") either:

                  (i) the Sum of the Value of the Aggregate Accounts of Key-Employees exceeds sixty percent (60%) of a similar sum determined for all Employees, excluding former Key-Employees, (the "60% Test"); or

                  (ii) the Plan is part of a Required Aggregation Group, and the sum of the Present Value of Accrued Benefits and the Value of the Aggregate Accounts of Key-Employees in all Plans in such Group exceeds sixty percent (60%) of a similar sum determined for all Employees, excluding former Key-Employees.

         (b) For purposes of this Section 10.2, the Aggregate Account of an Employee as of the Determination Date is the sum of:

                  (i) a Participant's Accounts holding contributions made by the Employer pursuant to Section 6.1 hereinabove as of the Determination Date adjusted for any contributions due as of the Determination Date, and further adjusted by including any Plan distributions made within the Plan Year that includes the Determination Date or within the preceding four (4) Plan Years; and

                  (ii) a Participant's non-deductible Employee Contribution Account, if any;

                  (iii) a Participant's Unrelated Pre-1984 Rollover Account, which shall be the account maintained to record a transfer to the Trust Fund which was accepted before January 1, 1984, and which was both initiated by the Employee and made to this Plan from a plan which was not maintained by the Employer or any member of the Controlled Group or the Affiliated Service Group; and

                  (iv) a Participant's Related Rollover Account, which shall be the account maintained to record a transfer to the Trust Fund which is either: (1) not initiated by the Employee; or (2) made to this Plan from a plan which is maintained by either the Employer or any member of the Controlled Group or the Affiliated Service Group; and

                  (v) The aggregate of any Plan distributions made within the Plan Year that includes the Determination Date or within the preceding four
(4) Plan Years from a Qualified Plan of the Employer which has been terminated, which, if it had not been terminated, would have been required to be included in a Required Aggregation Group.

         (c) For purposes of this Section, Present Value of Accrued Benefits shall be determined, in the case of a defined benefit pension plan, under the provisions of such a plan or plans.

         (d) Notwithstanding the provisions of subsection (a) hereinabove, the Plan shall not be a Top-Heavy Plan, if the Administrator elects to treat the Plan as part of a Permissive Aggregation Group, and the Permissive Aggregation Group is not determined to be Top-Heavy using the criteria of the "60% Test" hereinabove.

         (e) Only those plans in which the Determination Dates fall within the same calendar year shall be included in a Required or a Permissive Aggregation Group in order to determine whether the Plan is a Top-Heavy Plan.

         (f) For Plan Years beginning after December 31, 1984, if a Participant or former Participant (a Participant who no longer shares in contributions or forfeitures and/or no longer accrues a benefit for a Plan Year) has not performed any services for the Employer maintaining the Plan at any time during the five year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Participant shall not be taken into account for purposes of subsection (a) hereinabove.

         (g) For Plan Years beginning after December 31, 1986, solely for the purpose of determining if the Plan, or any other plan included in a required or permissive aggregation group of which this Plan is a Part, is top-heavy (within the meaning of Section 416(g) of the Code) the Accrued Benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

                                   ARTICLE XI

                             ROLLOVERS AND TRANSFERS

11.1 Direct Rollovers by Employees. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

11.2 Definitions. For purposes of this ARTICLE XI, the following definitions shall apply:

         (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (4) effective for distributions from cash or deferred arrangements after December 31, 1998, any hardship distribution from the Participant's Elective Deferral Account (excluding earnings as of December 31, 1988).

         (b) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

11.3 Rollover Other Than Direct Rollover. An Employee may transfer to the Plan all or any portion of the cash proceeds received from another Qualified Plan (the "Other Plan") in accordance with procedures established by the Administrator, provided the transfer occurs on or before the sixtieth (60th) day following receipt of the distribution by the Employee from the Other Plan, and, if the proceeds received from the Other Plan were received by the Employee as a partial distribution, such distribution must qualify under Section 402(a)(5)(D) of the Code, or, provided the transfer is directly made from an Individual Retirement Account (as defined in Section 408(a) of the Code) which held only the proceeds from such Other Plan and which were transferred to the Individual Retirement Account on or before the 60th day following receipt of the distribution by the Employee from the Other Plan.

11.4 Direct Rollovers From Other Plan. If an Employee is entitled to an Eligible Rollover Distribution of his accrued benefit in another Qualified Plan (the "Other Plan") maintained by the Employer or by the Employee's former employer, the Employee may effect a Direct Rollover, in cash, of such accrued benefit (or any portion thereof) to the Plan.

11.5     Minimum Amount, Procedures and Information.

         (a) Minimum Amount From Other Plan. The Plan will not accept rollovers under Sections 11.3 and 11.4 in amounts less than $500.

         (b) Minimum Amount To Other Plan. The Distributee may elect to have a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover and have the remainder paid to him, provided the portion to be rolled to the Eligible Retirement Plan is at least $500. Further, if the entire amount of the Eligible Rollover Distribution is less than $500, the Distributee may not divide the distribution.

         (c) Procedures and Information. The Administrator shall develop such procedures and may require such other information from an Employee desiring to make (or to have made) such rollover or transfer as described in this Article as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Article and of the Code.

11.6 Allocations to Rollover Account. Upon approval by the Administrator, the amount transferred shall be deposited in the Trust Fund and shall be allocated to the Employee's Rollover Account as provided.

11.7 Vesting of Rollover Account. An Employee's Rollover Account shall be fully Vested at all times.

11.8 Distributions of Rollover Account. When a Participant terminates his employment with the Employer upon retirement, death or disability, or when the Plan is terminated, the total amount in his Rollover Account shall be distributed to him in accordance with ARTICLE VIII.

11.9 Eligible Employees. An Employee shall not be eligible to make or direct the transfers permitted in this ARTICLE unless he is eligible to participate in the Plan as required by ARTICLE V.

11.10 Transfers from Other Plans. With the approval of the Administrator, funds may be transferred from a Qualified Plan ("Transferor Plan") in a trust-to-trust transfer pursuant to a plan merger or consolidation or other transaction which would not permit a distribution as an Eligible Rollover Distribution. A Transfer Account shall be maintained for the affected individuals to record such amounts (and adjustments thereto).


                                   ARTICLE XII

                              LOANS TO PARTICIPANTS

12.1 Requirements. The Plan Administrator is authorized to establish and administer the loan program set forth in this Article and to direct the Trustee to make loans to Participants, provided the loan or loans are made according to a uniform and non-discriminatory policy adopted by the Administrator and in accordance with all of the following requirements:

         (a) Loans are available to all Participants on a reasonably equivalent basis, provided that loans shall not be made available to highly compensated employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees, and further provided that no loans shall be made to any owner-employee (as defined in Section 4975(d) of the Code).

         (b) Funds invested in Employer Stock shall only be available for loans if the Participant liquidates the shares necessary to effect the loan. It shall not be a function of the Plan Administrator or Trustee to liquidate such shares on behalf of the Participant.

         (c) The Participant shall request from the Administrator a loan application form, such form to be completed by the Participant and returned to the Administrator.

         (d) The total amount of the loan (when added to the outstanding balance of all other loans to the Participant from such Plan) may not exceed the lesser of:

                  (i) $50,000, reduced by the excess of -- (I) the Participant's highest loan(s) balance during the 12-month period ending on the day before the new loan is made, OVER (II) such Participant's outstanding balance of loans on the date the new loan is made.

                                       OR

                  (ii) one-half (1/2) of the present value of the Participant's non-forfeitable accrued benefits in the Plan.

         (e) The loan shall be evidenced by a promissory note which provides for a reasonable rate of interest. The rate of interest shall be that charged under similar facts and circumstances by a local major lending institution, such institution to be selected by the Administrator and utilized consistently for purposes of determining Participant loan interest rates.

         (f) All loans shall be secured by collateral which, in the sole judgment of the Trustee, is satisfactory. Up to fifty percent (50%) of a Participant's Vested Accrued Benefit, on the date of the loan, may serve as adequate security for a loan or loans.

         (g) The period of repayment shall be determined by the mutual agreement of the Trustee and Participant, but in no event shall the total period of repayment exceed five (5) years.

         (h) Substantially level payments (not less frequently than quarterly) are required over the term of the loan.

         (i) If any Participant desires to prepay any payments of the principal, such prepayments shall be applied either to eliminate the next maturing payments under the Note or such prepayments shall be applied on the
Note in the inverse order of maturity, as the Trustee shall determine, on a non-discriminatory basis. Interest shall be adjusted at the time the note is fully paid.

         (j) The Administrator may, through a uniform and non-discriminatory loan policy, establish additional requirements, including, but not limited to, a minimum loan amount (not to exceed $1,000), a processing fee charged to Participants, and the number of loans that may be outstanding at one time.

12.2 Default. In the event a Participant should default in the repayment of any part of the interest or principal which may be due thereon, the Administrator may deduct the amount due and payable from his Accrued Benefit at such time as the Participant may become entitled to the Accrued Benefit, and any other security which is pledged shall be sold as soon as practical after default by the Trustee at private or public sale. The proceeds of such sale shall be applied first to pay the expenses of conducting the sale, including reasonable attorney's fees, and then to pay such sums due from the Participant to the Trust Fund under the loan arrangement, which such payment to apply first to accrued interest and then to principal. The Participant shall remain liable for any deficiency and any surplus remaining shall be paid to the Participant.

12.3 Military Absence. Loan payments will be suspended under this Plan as permitted under Section 414(u) of the Code.

12.4 Loans as Directed Investments. All loans shall be considered directed investments of a Participant's Accrued Benefit and any interest earned thereon shall be considered interest earned by the Directed Investment Account.

12.5 Incurred Expenses. Any additional Trustee's fees and expenses incurred as a result of the exercise of any direction by a Participant shall be charged against the Directed Investment Account of such Participant. The Administrator shall provide periodic written reports to the Participant which reflects investment expenses charged to such Participant.

12.6 Treatment of Loans upon Termination of Employment. If a Participant with an outstanding loan terminates employment for any reason, the Administrator, at such time as the Participant is entitled to a distribution of his Vested Account Balance, shall direct payment to the Trust from the vested portion of his Account Balance, and, if necessary, the Administrator may direct payment from other collateral on any amount so owing.


                                  ARTICLE XIII

                              DIRECTED INVESTMENTS

13.1     Participant Direction.

         (a) INVESTMENT MENU: The Trustee shall establish one or more Investment Funds within the Trust Fund to be offered to Participants for investment of their accounts. The Trustee may, from time to time, create additional Investment Funds or eliminate existing Investment Funds. Subject to the limitations of this Section, each Participant must direct the Trustee to invest his Accrued Benefit into one or more funds. A Participant may apply his directions prospectively to contributions made on his behalf, to any or all of his Accrued Benefit as of the date of his direction, or to a combination thereof. The Administrator shall establish procedures and provide forms and information as may be necessary to implement the provisions of this ARTICLE.

         (b) EMPLOYER STOCK: One of the Investment Funds shall be an Employer Stock Account. A Participant may direct the Trustee to invest all or a portion of his Accrued Benefit in shares of common capital stock of the Employer. An Employer Stock Account shall be established for a Participant to record his share of Employer stock purchased under this ARTICLE. The following additional provisions shall apply to any investment in Employer Stock:

                  (i) Voting. All shares of Employer Stock held in the Trust shall be voted by the Trustee in accordance with instructions from the Administrator. If the Administrator shall fail or refuse to give the Trustee timely instructions, the Trustee shall not exercise its power to vote such shares.

                  (ii) Cash Dividends. At the discretion of the Administrative Committee, any cash dividends received by the Trust on shares allocated to Participants' Employer Stock Accounts may be paid currently (or within the two-year period after received by the Trustee) in cash to such Participants (who are still Employees) on a nondiscriminatory basis, as determined by the Administrator. Such distribution of cash dividends to Participants may be limited to shares of Employer Stock which are then vested or may be applicable to all shares allocated to their respective Employer Stock Accounts, as determined by the Administrator. Alternatively, the Administrative Committee may reinvest cash dividends in the purchase of additional shares of Employer Stock.

13.2     Time for Direction.

         (a) Prior to October 1, 2000, a Participant may direct the investment of his Accrued Benefit on a quarterly basis.

         (b) Effective October 1, 2000, a Participant may direct the investment of his Accrued Benefit on a daily basis. Upon receiving such direction, the Trustee shall proceed to act thereon as promptly as possible.

13.3 Information Provided to Participants. The Administrator shall establish procedures to provide periodic information, not less frequently than annually, to a Participant which reflects the portion of his Accrued Benefit invested in each fund or option according to the Participant's direction.

13.4 Default Option. Any part of a Participant's Accrued Benefit not initially directed into one of the options above shall be invested by the Trustee in the SouthTrust U.S. Treasury Money Market Fund.


                                   ARTICLE XIV

                   ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS

14.1     Right of Participating Employers to Participate.

         (a) A corporation, limited liability company, partnership or proprietorship (hereinafter referred to as a "Participating Employer"), may adopt and participate in the Plan if such corporation, limited liability company, partnership or proprietorship is a member of the Controlled Group or Affiliated Service Group, and the Plan Administrator approves such adoption and participation. Control shall be determined under the provisions of Section 1563(a) of the Code, except as limited by Section 415(h), and Affiliated Service Group shall be determined under the provisions of Section 414(m).

         (b) If approved by the Plan Sponsor in writing, an employer may adopt the Plan even though such employer is not a member of the controlled group. In such event, the Plan shall be a multiple employer plan.

         (c) Adoption of the Plan by a Participating Employer shall be evidenced by written action of the Participating Employer either in the form of a written resolution of such Board or a separate agreement executed by a duly authorized officer of such Participating Employer (or in the case of a partnership or proprietorship written authorization of a general partner or the proprietor) wherein it is agreed that the Participating Employer adopts the Plan and agrees to be bound by all the terms and provisions of the Plan. In addition, such Participating Employer shall give written notice of such adoption to the Administrator of the Plan.

         (d) Approval of the adoption of the Plan by a Participating Employer shall be evidenced by written action of the Administrator and Named Fiduciary wherein they approve adoption of the Plan by the Participating Employer.

14.2 Participant Accounts. A Participant who is employed or has been employed by Employer and/or Participating Employer shall have a separate Employer Contribution Account for Employer and each

Participating Employer to which shall be allocated contributions and forfeitures from Employer and each Participating Employer together with earnings and losses thereon.

14.3 Administrative Powers of Plan Administrator. The administrative powers and control of the Administrator shall not be diminished under the Plan by reason of the participation of any Participating Employer in the Plan and such administrative powers and controls specifically granted herein to the Administrator shall apply only to the Administrator. The right to amend the Plan shall apply only to the Employer.

14.4 Creation of Trust. A Participating Employer shall be required to appoint the Trustee which has been appointed by the Named Fiduciary to serve as Trustee of any funds contributed for its Employees and shall authorize the Named Fiduciary to appoint such successor or co-Trustees as it deems necessary and advisable. A Participating Employer shall also be required to make contributions on behalf of its Employees to such Trustee to hold, invest and maintain pursuant to the terms and provisions of the Trust Agreement entered into between the Trustee and Employer.

14.5     Transfer of Employment.

         (a) For purposes of determining a Year of Vesting Service, a Break in Service and an Hour of Service, the transfer of a Participant between Employer and any Participating Employer shall not be deemed a termination of employment.

         (b) For purposes of determining participation in the Plan, all service with Employer and with each Participating Employer shall be taken into account.

         (c) For purposes of determining an Employee's Years of Vesting Service under the Plan, all Years of Vesting Service with Employer and each Participating Employer shall be taken into account.

14.6     Withdrawal of Participating Employers.

         (a) A Participating Employer may withdraw from the Plan by giving written notice of such withdrawal to the Administrator. Such notice shall contain: (1) the effective date of withdrawal; (2) a statement whether the withdrawal constitutes a termination of the Plan as to its Employees; and (3) the disposition to be made of assets held by the Trustee for the Employees of such Participating Employer.

         (b) Employer may require a Participating Employer to withdraw from the Plan by giving sixty (60) days written notice thereof to the Administrator and to the President of such Participating Employer (or in the case of a partnership or proprietorship to a general partner or the proprietor). Such notice shall contain: (1) the effective date of withdrawal, and (2) the date the Trustee will release assets held by it for the Employees of such Participating Employer. Upon receipt of such notice, the Participating Employer shall, within thirty (30) days thereafter, notify the Administrator, in writing, (1) whether it intends to create its own plan, intends to terminate the Plan for its Employees, or intends to adopt the plan of another company; and (2) the name and address of the trustee or other party who is to receive the assets held by the Trustee for the Employees of the Participating Employer.

         (c) Upon withdrawal of a Participating Employer from the Plan, either under subsection (a) or (b) hereinabove, the Administrator shall give written notification to the Trustee of such withdrawal and shall direct the Trustee to transfer and pay over the assets held by the Trustee for the Employees of the Participating Employer to a successor Trustee or another party or to the Employees. For purposes of this Section, if the Employees of the withdrawing Participating Employer cease participation in the Plan as a result of the withdrawal, the employment of such Employees shall be considered terminated. Except as may be restricted by Section 8.1 (applicable to cash or deferred arrangements), distribution of the vested account balance of each such Employee shall be made in the same manner and at the same time as provided in Section 8.6. The non-vested account balance of each such Employee shall be treated as a forfeiture in accordance with the provisions of Section 9.3.

         (d) If the Participating Employer, which is required to withdraw under subsection (b) hereinabove, does not cooperate or fully comply with the terms of subsection (b), then the Administrator may direct the Trustee to distribute to each Employee of the Participating Employer his Accrued Benefit in the same manner and at the same time as provided in Section 8.6, subject to any restrictions under Section 8.1 (applicable to cash or deferred arrangements). Upon such distribution, the duties, obligations and responsibilities of the Administrator and Trustee to the Employees of the Participating Employer shall terminate.

         (e) Upon withdrawal by such Participating Employer, all administration and control which the Employer and the Administrator had heretofore exercised with respect to such Participating Employer shall cease and all administration and controls shall be the responsibility of such withdrawing Participating Employer or the Administrator appointed by it. The Named Fiduciary and the Administrator shall be relieved of any further liability therefor.

14.7 Internal Revenue Service Approval of Plan for a Participating Employer. Promptly upon becoming a Participating Employer, such Participating Employer may make initial application to the Internal Revenue Service for approval of the Plan as it pertains to such Participating Employer. In the event the Internal Revenue Service issues an adverse letter with respect to such application and determines that the Plan as it pertains to such Participating Employer fails to qualify under Section 401 of the Code, then the adoption of the Plan by the Participating Employer shall become null and void, ab initio. Upon a failure to obtain initial qualification of the Plan, any contributions made by the Participating Employer to the Trustee shall be returned to the Participating Employer to the extent allowed under Section 18.6 hereunder. If application is not made to the Internal Revenue Service, then, at a minimum the Participating Employer shall notify the Internal Revenue Service that its Employees are participating in the Plan.

14.8 Joint Venture Restriction. Neither the adoption of this Plan by a Participating Employer nor the act performed by it in relation to this Plan shall ever create a joint venture or partnership between Employer and any Participating Employer.

14.9 Commingled Assets. Notwithstanding anything to the contrary, it is the intention of the Employer and the Participating Employer that the Trust Fund shall be available to pay benefits to all of the employees who are participating in the Plan and their beneficiaries.

                                   ARTICLE XV

                           FIDUCIARY RESPONSIBILITIES

15.1     Allocation of Responsibilities Among Fiduciaries.

         (a) Trustee: The Trustee shall have exclusive responsibility for the control and management of the Trust Fund as provided in the Trust Agreement and specifically, but not in limitation of its general authority, investment and reinvestment of the Trust Fund.

         (b) Administrator: The Administrator shall have responsibility and authority to control the operation and administration of the Plan as specifically set forth in ARTICLE IV of the Plan.

         (c)      The Employer:

                  (i) The Employer shall have the authority and responsibility for (i) the design of the Plan, including the right to amend the Plan; (ii) the qualification under applicable law of the Plan, any amendments to the Plan, and any document relating to the Plan; (iii) the funding of the Plan;
(iv) the designation of the Named Fiduciary; (v) review of disallowed claims of Participants; (vi) appointment of an Investment Manager; and (vii) the exercise of all fiduciary functions provided in the Plan or in the Trust Agreement or necessary to the operation of the Plan except such functions as are assigned to other fiduciaries pursuant to the Plan or Trust Agreement, including the authority to allocate or delegate fiduciary responsibilities which do not involve the management and control of the Trust Fund.

                  (ii) Any authority assigned or reserved to the Employer under the Plan and Trust Agreement shall be exercised by resolution of the Employer's Board and shall become effective, with respect to the Trustee, upon written notice to the Trustee signed by the President, Treasurer or Secretary of the Employer advising the Trustee of such exercise.

                  (iii) The Employer reserves the right to allocate and delegate fiduciary responsibilities by giving written notice thereof to the Plan Administrator and the Trustee of the responsibilities to be allocated and the person or persons to whom the responsibilities are to be allocated. In implementing the procedure for the allocation and delegation of fiduciary responsibilities, the Employer shall discharge its duties with respect to such allocation and delegation with the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims; and it shall discharge its duties solely in the interest of the Participants and their Beneficiaries. The Employer shall make a formal periodic review of the performance of any fiduciary to whom it allocates or delegates fiduciary responsibilities and of any person which it employs to render advice in regard to any fiduciary responsibility which it has under the Plan and Trust Agreement.

15.2     No Joint Fiduciary Responsibilities.

         (a) It is intended under the Plan and Trust Agreement, that the Plan Administrator, Named Fiduciary, Employer and Trustee, shall be responsible for the proper exercise of their respective powers, duties, responsibilities and obligations and they shall not be responsible for any act or failure to act of each other.

         (b) This ARTICLE is intended to allocate to each fiduciary individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibility shall be shared by two or more of such fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust Agreement. Whenever one fiduciary is required by the Plan or Trust Agreement to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. Each fiduciary, other than the Trustee, may rely upon any direction, information or action with respect to the investment and reinvestment of the Trust Fund as being proper under the Plan and Trust Agreement and they are not required by the terms of the Plan and Trust Agreement to inquire into the propriety of any investment or reinvestment of the Trust Fund. Nothing in the Plan or Trust Agreement shall be deemed to enlarge the responsibilities or liabilities of any fiduciary with respect to the Plan and Trust Agreement beyond those imposed by ERISA.

15.3 Advisor to Named Fiduciary. The Named Fiduciary may employ one or more persons to render advice concerning any responsibility of the Named Fiduciary under the Plan or Trust Agreement, and all other fiduciaries may rely on such advice, any written opinions or certificates without further investigation.


                                   ARTICLE XVI

                            AMENDMENT AND TERMINATION

16.1 Amendments. The Employer shall have the right at any time and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan, so long as such amendment or amendments in no way reduce the value of a Participant's Accrued Benefit, eliminate an optional form of distribution, or authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries. An amendment shall be effected by written instrument executed by an officer of the Employer thereunto duly authorized by resolution of the Board; provided, that the Chairman of the Board or the Chief Executive Officer of the Employer may amend the Plan by executing a written instrument providing for such amendment; and provided further that any such amendment adopted by the Chief Executive Officer or Chairman of the Board of the Employer without prior authorization by the Board must have no substantial economic effect upon the Employer, the Plan, the Participants in the aggregate or benefits payable. Any amendment to the Plan so effected shall, without further action by the Employer, be binding upon the Employer. In the event an amendment has a substantial economic effect upon the Employer, the Plan, the Participants in the aggregate or benefits payable, such amendment shall become effective upon delivery of a written instrument executed by order of the Board to the Plan Administrator and Trustee. The provisions of this Section shall be deemed a procedure for amending the Plan and for identifying the persons who have authority to amend the Plan and is intended to satisfy the requirements of Section 402(b)(3) of ERISA.

16.2 Election of Pre-Amendment Vesting Schedule. In the event the Plan is amended to change or modify Section 9.l, or in the event the vesting schedule changes pursuant to Section 9.1(f) hereof, a Participant with at least three (3) Years of Vesting Service, as defined for purposes of ARTICLE IX, as of the expiration of the election period described below, may elect to be subject to the pre-amendment vesting schedule. If a Participant fails to make such an election, then such Participant shall be subject to the new vesting schedule. The election of the pre-amendment vesting schedule shall be made by giving written notice to the Plan Administrator during the election period. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

         (a) The date which is sixty (60) days after the date the amendment is adopted;

         (b) The date which is sixty (60) days after the date the Plan amendment becomes effective; or

         (c) The date which is sixty (60) days after the date the Participant is issued written notice of the amendment by the Employer or Administrator.

Such election shall be made only by an individual who is a Participant at the time such election is made and such election shall be irrevocable. Such amendment shall not reduce the Vested percentage of a Participant's Accrued Benefit as of the later of the date on which such amendment is adopted or the effective date of such amendment.

16.3     Termination.

         (a) General. The Employer, by and through its Board, shall have the right at any time to terminate this Plan, by delivering to the Trustee written notice of such termination. This Plan shall also terminate in the event the Employer is legally adjudicated as bankrupt, or makes a general assignment for the benefit of creditors, or is dissolved, except a dissolution in connection with the reorganization of the Employer. Upon any such termination or upon a partial termination, or upon a complete discontinuance of contributions to the Trust Fund, the rights of all affected Participants or their Beneficiaries to benefits accrued to the date of such termination, partial termination or discontinuance, shall be fully Vested in accordance with the terms and provisions of the Plan. At such time that the Trust is liquidated and distributions are to be made, the Trustee may distribute a Participant's accrued benefit without the Participant's consent, provided: (1) the Plan does not offer an annuity option, purchased from a commercial provider, and (2) the Employer or any entity within the same Controlled Group as the Employer does not maintain another defined contribution plan, other than an employee stock ownership plan defined in Code Section 4975(e)(7). If another such plan is maintained, the Participant's accrued benefit may be transferred without consent to the other plan if the Participant does not consent to an immediate distribution from the terminating plan.

         (b) Distribution Limitation for Elective Deferrals. A distribution of a Participant's Elective Deferrals may not be made under subparagraph (a) above if the Employer establishes or maintains a "successor plan." For purposes of this rule, a successor plan is any other defined contribution plan maintained by the Employer. However, if fewer than two percent of the Employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term "defined contribution plan" means a plan that is a defined contribution plan as defined in Code Section 414(i), but does not include an employee stock ownership plan as defined in section 4975(e) or 409 or a simplified employee pension as defined in Section 408(k) of the Code. A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.


                                  ARTICLE XVII

                                CLAIMS PROCEDURE

17.1 Claims for Benefits. It shall not be necessary for a Participant or Beneficiary who has become entitled to receive a benefit hereunder to file a claim for such benefit with any person as a condition precedent to receiving a distribution of such benefit. However, any Participant or Beneficiary who believes that he has become entitled to a benefit hereunder and who has not received, or commenced receiving, a distribution of such benefit, or who believes that he is entitled to a benefit hereunder in excess of the benefit which he has received, or commenced receiving, may file a written claim for such benefit with the Administrative Committee at any time on or prior to the Year End of the Plan Year next following the Plan Year in which he allegedly became entitled to receive a distribution of such benefit. Such written claim shall set forth the Participant's or Beneficiary's name and address and a statement of the facts and a reference to the pertinent provisions of the Plan upon which such claim is based. The Administrative Committee shall, within ninety (90) days after such written claim is filed, provide the claimant with written notice of its decision with respect to such claim. If such claim is denied in whole or in part, the Administrative Committee shall, in such written notice to the claimant, set forth in a manner calculated to be understood by the claimant the specific reason or reasons for denial; specific references to pertinent provisions of the Plan upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary; and an explanation of the provisions for review of claims set forth in Section
17.2 hereof.

17.2 Review of Claims. A Participant or Beneficiary who has filed a written claim for benefits with the Administrative Committee which has been denied may appeal such denial to the Administrative Committee and receive a full and fair review of his claim by filing with the Administrative Committee a written application for review at any time within sixty (60) days after receipt from the Administrative Committee of the written notice of denial of his claim provided for in Section 17.1 above. A Participant or Beneficiary who submits a timely written application for review, shall be entitled to review any and all documents pertinent to his claim and may submit issues and comments to the Administrative Committee in writing. Not later than sixty (60) days after receipt of a written application for review, the Administrative Committee shall give the claimant written notice of its decision on review, which written notice shall set forth in a manner calculated to be understood by the claimant specific reasons for its decision and specific references to the pertinent provisions of the Plan upon which the decision is based.

17.3     Miscellaneous Claims Provisions.

         (a) Any act permitted or required to be taken by a Participant or Beneficiary by this ARTICLE XVII may be taken for and on behalf of such Participant or Beneficiary by such Participant's or Beneficiary's duly authorized representative.

         (b) Any claim, notice, application or other writing permitted or required to be filed with or given to a party by this ARTICLE XVII shall be deemed to have been filed or given when deposited in the U.S. mail, postage prepaid, and properly addressed to the party to whom it is to be given or with whom it is to be filed. Any such claim, notice, application, or other writing deemed filed or given pursuant to the next foregoing sentence shall, in the absence of clear and convincing evidence to the contrary, be deemed to have been received on the fifth business day following the date upon which it was filed or given. Any such claim, notice, application or other writing directed to the Administrative Committee shall be deemed properly addressed if addressed as follows:

Administrative Committee
SouthTrust 401(k) Plan
420 North 20th Street
Birmingham, Alabama 35203

Any such notice, application, or other writing directed to a Participant or Beneficiary shall be deemed properly addressed if directed to the address set forth in the written claim filed by such Participant or Beneficiary.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

18.1 Participant's Rights; Acquittance. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the issuance of any Contract, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, or the Trustee, or any insurance company, except as provided herein or in the terms of any such Contract. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

         Nothing contained in this Plan shall be construed to add directly or indirectly to the rights of the Employees against the Employer. The action of the Employer in creating this Plan or any other action contemplated by either the Employer or its Employees, shall not be construed to constitute or evidence any contractual relationship between the Employer and any Employee, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause. The Employer shall have the absolute right to deal with any Employee who may be a Participant hereunder at any time as if the Plan had never been created. Nothing herein contained shall be construed as placing any obligation whatever upon the Employer to see that any distribution to a Participant is made at any time from the Trust Fund herein created, and the Employer shall not be liable to any person whatever in respect to payments from the Trust Fund.

18.2 Board Authorization. Whenever the Employer, under the terms of this Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized by the Board.

18.3 ERISA Pre-Emption. This Plan shall be administered in the United States of America, and its validity, construction and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent the ERISA shall not be held to have pre-empted local law, the Plan shall be administered and construed under and governed by the laws of the State of Alabama.

18.4 Indemnification By Employer. The Employer does hereby indemnify and hold harmless any person, corporation, professional corporation, professional association or partnership, that is deemed to be a fiduciary under the terms and provisions of ERISA and the regulations promulgated thereunder from and against any and all losses, claims, damages, expense (including court costs and attorney's fees) and liabilities arising from his duties and responsibilities in connection with the Plan and Trust Agreement unless the same is determined to be due to criminal acts or acts involving fraud or wanton conduct, provided that this indemnification by Employer provided in this Section does not extend to corporate trustees or to Investment Advisors appointed under ARTICLE VIII of the Trust Agreement, who are being compensated for services rendered to the Employer or for their responsibilities under the Trust Agreement and Plan.

18.5 Exclusive Benefit Rule. The Trust Fund shall never inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits to Participants in the Plan and their Beneficiaries and for any reasonable expenses of administering the Plan, except that:

         (a) Contributions made by the Employer under a mistake of fact shall be returned to the Employer within one (1) calendar year of the payment of such contribution. Earnings attributable to the excess contribution may not be returned to the employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the individual account of any participant to be reduced to less than the balance which would have been in the account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the employer must be limited so as to avoid such reduction.

         (b) If a contribution is conditioned upon the deductibility of such contribution under Section 404 of the Internal Revenue Code of 1986, as amended, then, to the extent the deduction is disallowed, the contribution shall be returned to the Employer within one (1) calendar year after the disallowance of the deduction.

18.6 Employer Reversion Upon Initial Disqualification. Notwithstanding any contrary provisions contained in any portion of this Plan, in the event the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

18.7 Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall, if the Plan is terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had been terminated.

18.8     Non-Alienation Provision.

         (a) In General. Except as may be provided in this Section, neither the Trust nor any of the assets, nor any interest herein shall be subject to any conveyance, transfer, assignment, sequestration, garnishment, attachment, levy, encumbrance, or other judicial process or order of any kind to satisfy the claims of creditors, and the Trustee shall not give any effect to such conveyance, transfer, assignment, sequestration, garnishment, attachment, levy, encumbrance, or other judicial process or order. The interests of Participants and their Beneficiaries under the Plan and Trust shall not be subject to the claims of any creditors and shall not be liable for their debts, contracts or torts. Participants and their Beneficiaries shall not in any way convey, transfer, assign, sequester, garnish, attach, levy, or otherwise encumber their interests in the Plan in law or in equity, and any such conveyance, transfer, assignment, sequestration, garnishment, attachment, levy, or encumbrance shall be void.

         (b)      Domestic Relations Orders.

                  (i) The Plan Administrator shall comply with the terms of a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

                  (ii) Any such domestic relations order shall not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan, nor to provide increased benefits (determined on the basis of actuarial value) or the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

                  (iii) The Plan Administrator shall promptly notify the Participant and each alternate payee of the receipt of a domestic relations order by the Plan and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of a domestic relations order, the Plan Administrator shall determine whether such order is a qualified domestic relations order and shall notify the Participant and each alternate payee of such determination. If the Participant or any affected alternate payee disagrees with the determinations of the Plan Administrator, the disagreeing party shall be treated as a claimant and the claims procedure of the Plan shall be followed. The Plan Administrator may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan.

                  (iv) During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a qualified domestic relations order, the Plan Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons entitled thereto. If within such eighteen (18) month period it is determined that the order is not a qualified domestic relations order or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Plan Administrator shall pay the segregated amounts, including any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the eighteen (18) month period shall be applied prospectively only.

                  (v) The Plan Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under qualified orders.

                  (vi) In the event the alternate payee dies prior to the commencement or completion of the distribution of the segregated amounts to which he is entitled, and if the terms of the qualified domestic relations order do not address the disposition of such amounts in the event of the alternate payee's death, and if there is no designated Beneficiary surviving at the alternate payee's death, the Administrator shall be empowered to designate a Beneficiary or Beneficiaries on his behalf, but only from among the following, in the order named: (1) spouse, (2) children, in equal shares, (3) parents, in equal shares or survivor, (4) brothers and sisters, per stirpes, and (5) estate of the alternate payee. In the event any of the above shall be under the age of majority, then the proceeds shall be paid in accordance with the provisions of
Section 8.15.

                  (vii) Upon the issuance of a valid Qualified Domestic Relations Order (as defined in Section 414(p) of the Code), payment of the alternate payee's portion of the Participant's Accrued Benefit shall commence as soon as administratively possible after such Order is approved, unless such Order specifies a later date. If the value of the alternate payee's benefit exceeds $5000, payment may not be made without the prior written consent of the alternate payee on forms approved by the Administrator. If the alternate payee is also a Participant in the Plan, such alternate payee may elect to defer distribution until such time as he or she is otherwise entitled to receive a distribution of his or her own Accrued Benefit.

         (c) The provisions of subparagraph (a) above shall not apply to any offset of a Participant's benefit pursuant to certain judgments and settlements as defined in Section 401(a)(13)(C) of the Code.

18.9 Delegation of Responsibilities by Named Fiduciary. The Named Fiduciary may designate any other person or persons, including the Trustee, to perform and carry out the responsibilities and duties herein imposed on the Administrator, and the Named Fiduciary may revoke any such delegation of responsibility. Any action of such person or persons in the exercise of such delegated responsibility shall have the same force and effect for all purposes as if such action had been taken by the Administrator.

18.10 Trust. The Employer and the Trustee have entered into a Trust Agreement which provides for the holding of funds necessary to fund the benefits set forth in this Plan. The Trust Fund shall be received, held and disbursed in accordance with the provisions of the Trust Agreement and the Plan. No part of the Trust

Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants, former Participants and their Beneficiaries.

18.11 Non-Contractual Obligation of Employer. Although it is the intention of the Employer that this Plan continue from year to year and contributions be made regularly, continuation of the Plan is entirely voluntary and the payments thereunder are not assumed as a contractual obligation of the Employer.

18.12 Basis for Payments From the Plan. The basis for making payments from the Plan is contained in ARTICLE VIII which are intended to satisfy the requirements of ERISA.

18.13 Funding Policy. As promptly as practicable after the Effective Date, the Administrative Committee shall establish a funding policy and method consistent with the objectives of the Plan and the provisions of Title I of ERISA and shall advise the Trustee of such funding policy and method. At least annually thereafter the Administrative Committee shall review the existing funding policy and method and make such changes therein as are, in the Administrative Committee's opinion, necessary or appropriate. The Trustee shall be promptly advised of any such changes.

                                   ARTICLE XIX

                              PREDECESSOR EMPLOYERS

19.1 This Section 19.1 incorporates provisions contained in the Plan as it existed prior to this restatement and relates to corporate acquisitions and the determination of prior service for employees of the acquired entities. This
Section is primarily for documentation purposes, and each subparagraph providing for prior service with a predecessor employer was either in the Plan document or in a duly executed Plan amendment. Acquisitions occurring after the adoption of this restatement shall be addressed in separate amendments from time to time.

         (a) For purposes of determining Hours of Service to be credited to an Employee, an hour of service by an individual as an employee of Guaranty Federal Savings & Loan Association prior to May 4, 1990, shall be treated as an Hour of Service as an Eligible Employee.

         (b) For purposes of determining Hours of Service to be credited to an Employee, an hour of service with First American Bank of Georgia, National Association, prior to May 1, 1992, shall be treated as service as an Eligible Employee, if (a) such Employee is an Employee on or after January 1, 1993; (b) such Employee was employed by First American Bank of Georgia, National Association, immediately prior to May 1, 1992; and (c) such Employee became an Eligible Employee on or after May 1, 1992, and on or prior to December 1, 1992.

         (c) Service with Citizens National Bank prior to May 5, 1995, shall be treated as service as an Employee and as an Eligible Employee of the Employer.

         (d) For purposes of determining Hours of Service to be credited to an Employee, an hour of service by an individual as an employee of Equity Bank, Charter Bank, Home Savings of America, FSB, or Barnett Bank of Southwest Georgia prior to the merger of said entity into SouthTrust Bank, N.A. shall be treated as service as an Employee, but not as an Eligible Employee, from and after January 1, 1998.

         (e) For purposes of determining Hours of Service to be credited to an Employee, service with First of America Bank - Florida, FSB, Barnett Banks, Inc. or First of America Bank Corporation prior to February 1, 1998, shall be treated as service as an Eligible Employee, if (a) such Employee was employed by First of America Bank - Florida, FSB, Barnett Banks, Inc., or First of America Bank Corporation on January 29, 1998, and (b) such Employee became an Employee on January 30, 1998. The provisions of this Section shall be effective as of February 1, 1998.

         (f) For purposes of determining Hours of Service to be credited to an Employee, service by an individual as an employee of (a) First of America Bank - Florida, F.S.B., (b) Georgia National Bancorp, Inc., (c) Security Bank Texas (d) Partners Mortgage Services Limited (e) American Bank of Indian River County, or (f) Home Savings of America, FSB prior to the merger of said entity into South Trust Bank, N.A., and service by an individual as an employee of American Banks of Florida, Inc., prior to the merger of said entity into SouthTrust of Alabama, Inc. shall be counted from and after January 1, 1999.

19.2     For purposes of Section 19.1 only and in lieu of the definitions in
Article III above, the following definitions shall apply:

         (a) "Eligible Employee" shall mean an Employee of the Employer and shall also mean, except as otherwise provided in the Adoption Agreement pursuant to which a Participating Employer adopts the Plan, each Employee of a Participating Employer.

         (b)      "Employee" shall mean any person employed by an Employer.

         (c) "Employer" shall mean SouthTrust Corporation, any Participating Employer or a Related Employer which employs an Employee.

         (d) "Related Employer" shall mean a corporation (other than the Employer or Participating Employer) which is a member of a "controlled group of corporations" (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) including the Employer and a Participating Employer and any trade or business (other than the Employer or a Participating Employer), whether or not incorporated, which is under "common control" (within the meaning of Section 414(c) of the Code) with the Employer or a Participating Employer. The term Related Employer shall also mean any trade or business which is a member of an "affiliated service group," as that term is defined in Section 414(m)(2) of the Code, which includes the Employer or a Participating Employer.

19.3 Effective January 1, 2000, for purposes of determining Hours of Service to be credited to an Employee, service with (i) Langham Creek National Bank,
(ii) First Bank & Trust, Inc., or (iii) Navigation Bank prior to the merger of said entities into SouthTrust Bank, and service with (iv) First of Groves Corporation prior to the merger of said entity into SouthTrust of Alabama, Inc., shall be treated as service for purposes of eligibility and vesting under the Plan.

19.4 Effective July 1, 2000, for purposes of determining Hours of Service to be credited to an Employee, service with (i) Heritage Bank and (ii) Security National Bank shall be treated as service for eligibility, vesting and, for the year of the acquisition, accrual of contributions described in Section 7.2 hereinabove.

19.5 Effective January 1, 2001, for purposes of determining Hours of Service to be credited to an Employee, service with (i) First Bank prior to the merger of said entity into SouthTrust Bank, and (ii) First Bank Holding Company prior to the merger of said entity into SouthTrust of Alabama, Inc., shall be treated as service for purposes of eligibility and vesting under the Plan.

         THE EMPLOYER has caused this Plan to be executed by its duly authorized officer and duly attested, and its corporate seal to be hereunto affixed, on this, the 29th day of December, 2000.


                                          SOUTHTRUST CORPORATION


                                          By: /s/ Wallace D. Malone, Jr.
                                             ----------------------------------

Attest:


/s/ Alton E. Yother                                   (EMPLOYER)
----------------------------
Secretary

[CORPORATE SEAL]

                                TABLE OF CONTENTS

                             SOUTHTRUST 401(k) PLAN



ARTICLE I        PURPOSE...............................................................     3

ARTICLE II       NAME AND EFFECTIVE DATE...............................................     3
    2.1          Name of Plan..........................................................     3
    2.2          Effective Date........................................................     3
    2.3          Restatement Effective Dates...........................................     3
    2.4          Contributing Date.....................................................     4

ARTICLE III      DEFINITIONS...........................................................     5
    3.1          "Accrued Benefit".....................................................     5
    3.2          "Actual Contribution Percentage"......................................     5
    3.3          "Actual Deferral Percentage"..........................................     5
    3.4          "Administrative Committee"............................................     6
    3.5          "Affiliated Service Group"............................................     6
    3.6          "Age".................................................................     6
    3.7          "Anniversary Date"....................................................     6
    3.8          "Annual Addition Suspense Account"....................................     6
    3.9          "Beneficiary".........................................................     6
    3.10         "Board"...............................................................     6
    3.11         "Break In Service"....................................................     6
    3.12         "Code"................................................................     6
    3.13         "Compensation"........................................................     6
    3.14         "Controlled Group"....................................................     7
    3.15         "Disability"..........................................................     7
    3.16         "ERISA"...............................................................     7
    3.17         "Early Retirement Age"................................................     7
    3.18         "Elective Deferrals"..................................................     7
    3.19         "Elective Deferral Account"...........................................     7
    3.20         "Employee"............................................................     7
    3.21         "Employee Contributions"..............................................     8
    3.22         "Employer"............................................................     8
    3.23         "Employer Matching Contribution"......................................     8
    3.24         "Employer Matching Contribution Account"..............................     8
    3.25         "Employer Stock"......................................................     8
    3.26         "Employer Stock Account"..............................................     8
    3.27         "Employment Commencement Date"........................................     8
    3.28         "Excess Aggregate Contributions"......................................     8
    3.29         "Excess Contributions"................................................     8
    3.30         "Five-Percent Owner"..................................................     8
    3.31         "Highly Compensated Employee".........................................     8
    3.32         "Hour of Service".....................................................     9
    3.33         "Inactive Participant"................................................    10
    3.34         "Independent Contractor"..............................................    10
    3.35         "Intern"..............................................................    10

    3.36         "Investment Fund".....................................................    10
    3.37         "Key-Employee"........................................................    10
    3.38         "Leased Employee".....................................................    11
    3.39         "Limitation Year".....................................................    11
    3.40         "Named Fiduciary".....................................................    11
    3.41         "Nonhighly Compensated Participants"..................................    11
    3.42         "Normal Retirement Age"...............................................    11
    3.43         "On-Call Employee"....................................................    11
    3.44         "Participant".........................................................    11
    3.45         "Participating Employer"..............................................    11
    3.46         "Payment Starting Date"...............................................    11
    3.47         "Permissive Aggregation Group"........................................    11
    3.48         "Plan"................................................................    12
    3.49         "Plan Administrator"..................................................    12
    3.50         "Plan Entry Date".....................................................    12
    3.51         "Plan Year"...........................................................    12
    3.52         "Profit Sharing Contributions"........................................    12
    3.53         "Qualified Plan"......................................................    12
    3.54         "Required Aggregation Group"..........................................    12
    3.55         "Rollover Account"....................................................    12
    3.56         "Seasonal Employee"...................................................    12
    3.57         "SouthTrust ESOP".....................................................    12
    3.58         "Student".............................................................    12
    3.59         "Taxable Year"........................................................    12
    3.60         "Temporary Employee"..................................................    12
    3.61         "Top-Heavy Plan"......................................................    12
    3.62         "Trust Agreement".....................................................    13
    3.63         "Trustee".............................................................    13
    3.64         "Trust Fund"..........................................................    13
    3.65         "Valuation Date"......................................................    13
    3.66         "Vested"..............................................................    13
    3.67         "Vesting Computation Period"..........................................    13
    3.68         "Withdrawable Account"................................................    13
    3.69         "Year of Service".....................................................    13
    3.70         "Year of Vesting Service".............................................    13

ARTICLE IV       ADMINISTRATION OF THE PLAN............................................    13
    4.1          Administrative Committee..............................................    13
    4.2          Powers and Duties of Administrative Committee.........................    14
    4.3          Delegation of Duties..................................................    14
    4.4          Employment of Advisors................................................    15
    4.5          Indemnification; Insurance............................................    15
    4.6          Designation of Agent for Service of Process...........................    15
    4.7          Miscellaneous.........................................................    15

ARTICLE V        PARTICIPATION OF EMPLOYEES............................................    15
    5.1          Requirements..........................................................    15
    5.2          Re-Hired Employees....................................................    16
    5.3          Participation Agreement...............................................    16
    5.4          Leave of Absence......................................................    17

ARTICLE VI       CONTRIBUTIONS.........................................................    17
    6.1          Employer Contributions:  Types and Amounts............................    17
    6.2          Elective Deferrals: Amounts and Procedures............................    17
    6.3          Elective Deferral Dollar Limitations..................................    18
    6.4          Non-deductible Employee Contributions.................................    18
    6.5          Actual Deferral Percentage Limitations................................    19
    6.6          Actual Contribution Percentage........................................    20
    6.7          Aggregate Limit for Multiple Use of Alternative Limitation............    21
    6.8          Additional Contribution to Restore Cashed-Out Benefits................    22
    6.9          Omission of Eligible Employee.........................................    22
    6.10         Inclusion of Ineligible Employee......................................    22

ARTICLE VII      ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS...............................    22
    7.1          Procedure.............................................................    22
    7.2          Accrual of Contributions..............................................    23
    7.3          Accounts..............................................................    23
    7.4          Limitations on Annual Additions.......................................    23

ARTICLE VIII     BENEFITS..............................................................    26
    8.1          Participant's Rights and General Rules................................    26
    8.2          Retirement Benefits...................................................    26
    8.3          Deferred Retirement Benefits..........................................    27
    8.4          Disability Benefit....................................................    27
    8.5          Death Benefit.........................................................    27
    8.6          Benefit Upon Other Termination of Employment..........................    27
    8.7          Methods of Distribution...............................................    28
    8.8          General Consent Rules.................................................    28
    8.9          In-Service Withdrawals................................................    28
    8.10         Statutory Commencement of Benefits....................................    29
    8.11         General Rules for Required Distributions..............................    29
    8.12         Required Beginning Date...............................................    30
    8.13         Statutory Distributions Upon Death....................................    30
    8.14         Location of Participants and Beneficiaries............................    31
    8.15         Payments for the Benefit of Minors or Incompetents....................    32

ARTICLE IX       VESTING...............................................................    32
    9.1          Requirements..........................................................    32
    9.2          Cash-Out; Buy-Back....................................................    33
    9.3          Forfeitures...........................................................    34
    9.4          Computation of Years of Vesting Service...............................    34
    9.5          Hours of Service Requirement..........................................    34

ARTICLE X        TOP-HEAVY PLAN........................................................    35
    10.1         Top-Heavy Requirements................................................    35
    10.2         Top-Heavy Determination...............................................    35

ARTICLE XI       ROLLOVERS AND TRANSFERS...............................................    37
    11.1         Direct Rollovers by Employees.........................................    37
    11.2         Definitions...........................................................    37
    11.3         Rollover Other Than Direct Rollover...................................    37
    11.4         Direct Rollovers From Other Plan......................................    37

    11.5         Minimum Amount, Procedures and Information............................    38
    11.6         Allocations to Rollover Account.......................................    38
    11.7         Vesting of Rollover Account...........................................    38
    11.8         Distributions of Rollover Account.....................................    38
    11.9         Eligible Employees....................................................    38

ARTICLE XII      LOANS TO PARTICIPANTS.................................................    38
    12.1         Requirements..........................................................    38
    12.2         Default...............................................................    39
    12.3         Military Absence......................................................    39
    12.4         Loans as Directed Investments.........................................    40
    12.5         Incurred Expenses.....................................................    40
    12.6         Treatment of Loans upon Termination of Employment.....................    40

ARTICLE XIII     DIRECTED INVESTMENTS..................................................    40
    13.1         Participant Direction.................................................    40
    13.2         Time for Direction....................................................    41
    13.3         Information Provided to Participants..................................    41
    13.4         Default Option........................................................    41

ARTICLE XIV      ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS...........................    41
    14.1         Right of Participating Employers to Participate.......................    41
    14.2         Participant Accounts..................................................    41
    14.3         Administrative Powers of Plan Administrator...........................    42
    14.4         Creation of Trust.....................................................    42
    14.5         Transfer of Employment................................................    42
    14.6         Withdrawal of Participating Employers.................................    42
    14.7         Internal Revenue Service Approval of Plan for a Participating Employer    43
    14.8         Joint Venture Restriction.............................................    43
    14.9         Commingled Assets.....................................................    43

ARTICLE XV       FIDUCIARY RESPONSIBILITIES............................................    44
    15.1         Allocation of Responsibilities Among Fiduciaries......................    44
    15.2         No Joint Fiduciary Responsibilities...................................    44
    15.3         Advisor to Named Fiduciary............................................    45

ARTICLE XVI      AMENDMENT AND TERMINATION.............................................    45
    16.1         Amendments............................................................    45
    16.2         Election of Pre-Amendment Vesting Schedule............................    45
    16.3         Termination...........................................................    46

ARTICLE XVII     CLAIMS PROCEDURE......................................................    46
    17.1         Claims for Benefits...................................................    46
    17.2         Review of Claims......................................................    47
    17.3         Miscellaneous Claims Provisions.......................................    47

ARTICLE XVIII    MISCELLANEOUS.........................................................    48
    18.1         Participant's Rights; Acquittance.....................................    48
    18.2         Board Authorization...................................................    48
    18.3         ERISA Pre-Emption.....................................................    48
    18.4         Indemnification By Employer...........................................    48

    18.5         Exclusive Benefit Rule................................................    48
    18.6         Employer Reversion Upon Initial Disqualification......................    49
    18.7         Merger or Consolidation...............................................    49
    18.8         Non-Alienation Provision..............................................    49
    18.9         Delegation of Responsibilities by Named Fiduciary.....................    50
    18.10        Trust.................................................................    50
    18.11        Non-Contractual Obligation of Employer................................    51
    18.12        Basis for Payments From the Plan......................................    51
    18.13        Funding Policy........................................................    51

ARTICLE XIX      PREDECESSOR EMPLOYERS.................................................    52